As filed with the Securities and Exchange Commission on May 16, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

New York Community Bancorp, Inc.	Delaware	6-1377322
New York Community Capital Trust I	Delaware	16-6531027
New York Community Capital Trust II	Delaware	16-6531026
New York Community Capital Trust III	Delaware	16-6531025
New York Community Capital Trust IV	Delaware	16-6531024
New York Community Capital Trust VI	Delaware	Applied for
(Exact name of registrants as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

615 Merrick Avenue

Westbury, New York 11590

(516) 683-4100

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Joseph R. Ficalora

President and Chief Executive Officer

New York Community Bancorp, Inc.

615 Merrick Avenue

Westbury, New York 11590

(516) 683-4100

(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Copies to:

Douglas P. Faucette, Esquire

Thomas J. Haggerty, Esquire

Muldoon Murphy & Faucette LLP

5101 Wisconsin Avenue, N.W.

Washington, D.C. 20016

(202) 362-0840

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment Filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

(See next page)

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (2)

Debt Securities of New York Community Bancorp, Inc. (3)	(5)	(5)	(5)	(14)
Common Stock of New York Community Bancorp, Inc., including attached preferred share purchase rights (4)	(5)	(5)	(5)	(14)
Preferred Stock of New York Community Bancorp, Inc. (6)	(5)	(5)	(5)	(14)
Warrants to purchase securities issued or guaranteed by New York Community Bancorp, Inc. (7)	(5)	(5)	(5)	(14)
Depositary Shares of New York Community Bancorp, Inc. (8)	(5)	(5)	(5)	(14)
Stock Purchase Contracts of New York Community Bancorp, Inc. (9)	(5)	(5)	(5)	(14)
Stock Purchase Units of New York Community Bancorp, Inc. (10)	(5)	(5)	(5)	(14)
Preferred Securities of New York Community Capital Trust I (11)	(5)	(5)	(5)	(14)
Preferred Securities of New York Community Capital Trust II (11)	(5)	(5)	(5)	(14)
Preferred Securities of New York Community Capital Trust III (11)	(5)	(5)	(5)	(14)
Preferred Securities of New York Community Capital Trust IV (11)	(5)	(5)	(5)	(14)
Preferred Securities of New York Community Capital Trust VI (11)	(5)	(5)	(5)	(14)
Guarantees by New York Community Bancorp, Inc. of the above-referenced preferred securities (12)	(5)	(5)	(5)	(14)
Junior Subordinated Deferrable Interest Debentures of New York Community Bancorp, Inc. (12)	(5)	(5)	(5)	(14)
Units (13)	(5)	(5)	(5)	(14)

Total	$600,000,000(11)	100%	$600,000,000(14)	$48,540

(1)	The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the offering by the registrants of the securities registered hereunder.
(2)	This registration statement registers the maximum aggregate offering price of all the securities listed in the Calculations of Fee Table as permitted by Rule 457(o) under the Securities Act of 1933 and the registration fee is based on that amount.
(3)	Subject to note (14) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by New York Community Bancorp, Inc. (“NYCB”).
(4)	Subject to Note (14) below, there is being registered hereunder an indeterminate number of shares of NYCB Common Stock, par value $0.01, as from time to time may be issued at indeterminate prices, including an indeterminate number of shares to be issued upon the exercise of Warrants or rights to convert into or exchange of other securities offered pursuant to this Registration Statement. An indeterminate number of shares of Common Stock may also be issued upon settlement of the Stock Purchase Contracts or Stock Purchase Units. Each share of Common Stock includes a right to purchase shares of NYCB participating preferred stock, referenced to as the “rights.” Prior to the occurrence of certain events, none of which have occurred as of the date hereof, the rights will not be exercisable or evidenced separately from the Common Stock. In accordance with Rule 416 under the Securities Act, this registration statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon the exercise of such Warrants or rights to prevent dilution from stock splits or stock dividends or similar transactions.
(5)	Not applicable pursuant to General Instructions II.D. of Form S-3.
(6)	Subject to Note (14) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time at indeterminate prices, by NYCB. An indeterminate number of shares of Preferred Stock may also be issued upon settlement of the Stock Purchase Contracts or Stock Purchase Units.
(7)	Subject to Note (14) below, there is being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Preferred Stock, Depositary Shares or Common Stock registered hereunder.
(8)	Subject to Note (14) below, there is being registered hereunder an indeterminate number of shares of Depositary Shares to be evidenced by Depositary Receipts. In the event the Registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the shares of preferred stock will be issued to the Depositary. An indeterminate number of Depositary Shares may also be issued upon settlement of the Stock Purchase Contracts or Stock Purchase Units.
(9)	Subject to Note (14) below, there is being registered hereunder an indeterminate number of Stock Purchase Contracts under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares. No separate consideration will be received for such Stock Purchase Contracts.

(10)	Subject to Note (14) below, there is being registered hereunder an indeterminate number of Stock Purchase Units. Each Stock Purchase Unit consists of (a) one or more Stock Purchase Contracts, under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and (b) a beneficial interest in either Debt Securities or debt obligations of third parties, including U.S. Treasury securities. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Common Stock, Preferred Stock or Depositary Shares. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interests.
(11)	Subject to note (14) below, there is being registered hereunder an indeterminate number of Preferred Securities of New York Community Capital Trust I, New York Community Capital Trust II, New York Community Capital Trust III, New York Community Capital Trust IV and New York Community Capital Trust VI (collectively, the “Trusts”) and an indeterminate principal amount of Junior Subordinated Deferrable Interest Debentures of NYCB. A like principal amount of Junior Subordinated Deferrable Interest Debentures may be issued and sold by NYCB to any of the Trusts, and Junior Subordinated Deferrable Interest Debentures may later be distributed for no additional consideration to the holders of the Preferred Securities of such Trust upon a dissolution of such Trust and the distribution of the assets thereof.
(12)	Includes the rights of holders of the Preferred Securities under the Guarantees and certain back-up undertakings, comprised of the obligations of NYCB under the Declaration of Trust of each Trust as borrower under the Junior Subordinated Debentures, to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Preferred Securities) and such obligations of NYCB as set forth in the Declaration of Trust of each Trust and the Subordinated Indenture, in each case as amended from time to time and as further described in the Registration Statement. The Guarantees, when taken together with NYCB’s obligations under the Junior Subordinated Deferrable Interest Debentures, the related Indenture and the Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by NYCB of payments due on the Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.
(13)	Subject to Note (14) below, there is registered hereunder an indeterminate number of Units including securities registered hereunder that may be sold from time to time.
(14)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $600,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. If Debt Securities are issued at original issue discount, NYCB may issue such higher principal amount as may be sold for an initial public offering price of up to $600,000,000 (less the dollar amount of any securities previously issued hereunder), or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. Any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.

EXPLANATORY NOTE

This registration statement contains three forms of prospectus: (a) one to be used in connection with the offering and sale of debt securities, common stock, preferred stock, warrants to purchase other securities, depositary shares, stock purchase contracts and stock purchase units, (b) one to be used in connection with the offering and sale of preferred securities issued by any of the Trusts, the common securities of which will be owned by NYCB and (c) one to be used in connection with the offering and sale of units which are comprised of preferred securities issued by any of the Trusts and warrants to purchase common stock of NYCB.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 16, 2003

PROSPECTUS

[LOGO]

New York Community Bancorp, Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell from time to time, in one or more series, our unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock, shares of our preferred stock, warrants to purchase other securities, depositary shares, stock purchase contracts and stock purchase units. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is •

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the debt securities, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units and/or common stock described in this prospectus in one or more offerings, up to a total dollar amount of $600,000,000. We may also sell other securities under the registration statement that will reduce the total dollar amount of securities that we may sell under this prospectus. This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “NYCB,” “we,” “us,” “our” or similar references mean New York Community Bancorp, Inc. and references to the “Bank” mean New York Community Bank.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, the “Securities Act,” that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, the “Exchange Act.”

You may read and copy this information at the following locations of the SEC:

Public Reference Room

450 Fifth Street, N.W.

Room 1024

Washington, D.C. 20549

Northeast Regional Office

The Woolworth Building

233 Broadway

New York, New York 10279

Midwest Regional Office

500 West Madison Street

Suite 1400

Chicago, Illinois 60661-2511

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC.

The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Date (as applicable)
Annual Report on Form 10-K	Year ended December 31, 2002, as filed on March 31, 2003

Quarterly Report on Form 10-Q	Quarter ended March 31, 2003, as filed on May 15, 2003

Current Reports on Form 8-K	April 17, 2003 January 31, 2003

Proxy Statement for the Annual Meeting of Shareholders	April 10, 2003

The description of NYCB common stock and preferred stock set forth in the registration statement on Form 8-A (No. 0-22278) and any amendment or report filed with the SEC for the purpose of updating this description

August 19, 1993

In addition, we also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the debt securities and common stock covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than Current Reports furnished under Item 9 or 12 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Investor Relations Department

New York Community Bancorp, Inc.

615 Merrick Avenue

Westbury, New York 11590

(516) 683-4420

In addition, we maintain a corporate website, www.mynycb.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. This reference to our website is for the convenience of shareholders as required by the Securities and Exchange Commission and shall not be deemed to incorporate any information on the website into this Registration Statement.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we incorporate by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 of the Securities and Exchange Act of 1934.

Forward-looking statements, which are based on certain assumptions, and describe our future plans, strategies, and expectations, are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or other similar expressions. Although we believe our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized. Our ability to predict results or the actual effects of our plans and strategies are inherently uncertain. Factors that could have a material adverse effect on our operations and on our subsidiaries’ operations include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal polices of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services and loan products in our local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting our operations, pricing and services.

You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus or other documents incorporated by references in which they are made, as applicable. We do not assume any obligation to revise forward-looking statements except as may be required by law.

NEW YORK COMMUNITY BANCORP, INC.

New York Community Bancorp, formerly known as Queens County Bancorp, was incorporated in the State of Delaware on July 20, 1993 as the holding company for New York Community Bank, formerly known as Queens County Savings Bank, the first savings bank chartered by the State of New York in the Borough of Queens, on April 14, 1859. We acquired all of the stock of the Bank upon its conversion from a New York State-chartered mutual savings bank to a New York State-chartered stock form savings bank on November 23, 1993.

On November 21, 2000, we changed our name from Queens County Bancorp to New York Community Bancorp in anticipation of our acquisition of Haven Bancorp, Inc., the parent company of CFS Bank. On November 30, 2000, Haven was merged into us, and on January 31, 2001, CFS Bank merged with and into New York Community Bank.

On July 31, 2001, we completed a merger-of-equals with Richmond County Financial Corp., the parent company of Richmond County Savings Bank. At the same time, Richmond County Savings Bank merged with and into the Bank.

The Bank currently serves its customers through a network of 110 banking offices in New York City, Long Island, Westchester County (New York), and New Jersey. In addition to operating the largest supermarket banking franchise in the metro New York region, with 54 in-store branches, the Bank is the largest producer of multi-family mortgage loans for portfolio in the City of New York. The Bank operates through six local divisions: Queens County Savings Bank, Richmond County Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and South Jersey Bank.

We had total assets of $12.0 billion at March 31, 2003, including total loans of $5.7 billion, and total deposits of $5.2 billion, including core deposits of $3.4 billion.

The Bank is subject to comprehensive regulation, examination and supervision by the New York State Banking Department, the “NYSBD,” and the Federal Deposit Insurance Corporation, the “FDIC”. NYCB is subject to regulation, examination and supervision by the Federal Reserve Board, the “FRB,” as a bank holding company.

Our principal executive offices are located at 615 Merrick Avenue, Westbury, New York 11590 and its telephone number is (516) 683-4100.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page • of this prospectus.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:

	Three Months Ended March 31, 2003	Year Ended December 31,
		2002	2001	2000	1999	1998
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits	3.47	3.53	3.25	1.90	2.72	3.10
Including Interest on Deposits	2.69	2.47	1.80	1.44	1.70	1.68

For the purpose of computing the ratio of earnings to fixed charges, “earnings” consist of income before income taxes and extraordinary items plus fixed charges, excluding capitalized interest. “Fixed charges” consist of interest on short-term and long-term debt, including interest related to capitalized leases and capitalized interest, and one-third of rent expense, which approximates the interest component of that expense. In addition, where indicated, fixed charges include interest on deposits.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include repurchasing our outstanding common stock, financing possible acquisitions of branches or other financial institutions or financial service companies, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

REGULATION AND SUPERVISION

Our principal subsidiary, New York Community Bank, is a New York State-chartered savings bank and is subject to regulation and supervision by the NYSBD, its chartering agency, and by the FDIC. As the holding company for New York Community Bank, we are a bank holding company subject to regulation and supervision by the FRB.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities and common stock we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

In addition, dividends, loans and advances from the Bank are restricted by federal and state statutes and regulations. Under applicable banking statutes, at March 31, 2003, the Bank could have declared additional dividends of approximately $488.4 million without further regulatory approval. The FDIC, the FRB and the NYSBD also have the authority to limit further the Bank’s payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank.

In addition, there are various statutory and regulatory limitations on the extent to which the Bank can finance us or otherwise transfer funds or assets to us or to our nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. These extensions of credit and other transactions involving the Bank and us or a nonbanking subsidiary of ours are limited in amount to 10% of the Bank’s capital and surplus and, with respect to us and all our nonbanking subsidiaries, to an aggregate of 20% of the Bank’s capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2002, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds that insure deposits of banks, rather than for the protection of security holders. A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.

Changes to the laws and regulations can affect the operating environment of bank holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether those changes in laws and regulations will occur, and, if those changes occur, the ultimate effect they would have upon our or our subsidiaries’ financial condition or results of operations.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the “senior indenture,” between us and Wilmington Trust Company, as senior indenture trustee. Subordinated debt securities will be issued under a separate indenture, the “subordinated indenture,” between us and Wilmington Trust Company, as subordinated indenture trustee. A copy of the form of each of these indentures are exhibits to the registration statement of which this prospectus is a part.

The senior debt securities will be unsecured and will rank equally with all of our other senior unsecured indebtedness. The subordinated debt securities will be unsecured and will be subordinated to all of our existing and future senior indebtedness and other financial obligations, as described under “Subordinated Debt Securities—Subordination” beginning on page •.

The following describes the general terms and provisions of the debt securities to be offered by any prospectus supplement. The particular terms of the debt securities offered by a prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. In this regard, nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

We may issue debt securities if the conditions contained in the indentures are satisfied. These conditions include the adoption of resolutions by our board of directors and a certificate of an authorized officer that establishes the terms of the debt securities being issued. Any resolution or officer’s certificate approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, including:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•	whether the principal amount payable will be determined with reference to an index, formula or other method which may be calculated, by using, among other measurements, the value of currencies, securities or baskets of securities, commodities, or indices to which any such amount payable is linked;

•	whether the debt securities will be issued as original issue discount securities (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

•	any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination if different from that summarized in this prospectus;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the minimum denominations;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	information with respect to book-entry procedures;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	whether and how we may satisfy our obligations with regard to payment upon maturity, any redemption, required repurchase, any exchange provisions or interest payment through the delivery to holders of other securities, which may or may not be issued by us, or a combination of cash, securities and/or property, referred to as “maturity consideration”;

•	the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Please see the accompanying prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special U.S. Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in denominations of (1) $1,000 or integral multiples of $1,000 for any senior debt security and (2) $100,000 or any integral multiple of $1,000 in excess of $100,000 for any subordinated debt security.

No service charge will be required for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal, maturity consideration and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities:

•	default in the payment of any principal or premium on senior debt securities when due;

•	default in the payment of any interest on senior debt securities when due, which continues for 30 days;

•	default in the delivery or payment of the maturity consideration on senior debt securities when due;

•	default in the deposit of any sinking fund payment on senior debt securities when due;

•	default in the performance of any other obligation contained in the applicable indenture for the benefit of that series or in the senior debt securities of that series, which continues for 60 days after written notice;

•	default in the payment of any of our other indebtedness or the indebtedness of any principal constituent bank (as defined below) (whether currently existing or created in the future) having an original or principal amount of $5,000,000 or more which results in acceleration of that indebtedness and such acceleration has not been rescinded or annulled within 30 days of the related declaration;

•	specified events in bankruptcy, insolvency or reorganization of us or any principal constituent bank; and

•	any other event of default provided with respect to senior debt securities of any series.

If an event of default (other than an event of default arising from specified events in bankruptcy of us or any principal constituent bank) occurs and is continuing for any series of senior debt securities, the senior indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be due and payable or deliverable immediately.

Unless otherwise indicated in the applicable prospectus supplement, the following are the events of default under the subordinated indenture with respect to the subordinated debt securities:

•	specified events in bankruptcy, insolvency or reorganization; and

•	with respect to a particular series of subordinated debt securities any other event of default provided with respect to that series.

If an event of default occurs and is continuing for any series of subordinated debt securities, the subordinated indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding securities of that series may declare all amounts, or any lesser amount provided for in the subordinated debt securities of that series, to be due and payable or deliverable immediately. The subordinated indenture trustee and the holders of subordinated debt securities will not be entitled to accelerate the maturity of the subordinated debt securities in the case of a default in the performance of any covenant with respect to the subordinated debt securities, including the payment of interest and principal or the delivery of the maturity consideration, unless such default is an event of default with respect to the subordinated debt securities of the applicable series.

If a default occurs and is continuing under the subordinated indenture, the subordinated indenture trustee may, in its discretion and subject to certain conditions, seek to enforce its rights and the rights of the holders of the subordinated debt securities by appropriate judicial proceedings. The following are defaults under the subordinated indenture with respect to subordinated debt securities of any series:

•	any event of default with respect to subordinated debt securities of that series;

•	default in the payment of any principal or premium on subordinated debt securities of that series when due;

•	default in the payment of any interest on subordinated debt securities of that series when due, which continues for 30 days;

•	default in the delivery or payment of the maturity consideration on subordinated debt securities of that series when due;

•	default in the performance of any other obligation contained in the subordinated indenture for the benefit of that series or in the subordinated debt securities of that series, which continues for 60 days after written notice; and

•	any other default provided with respect to subordinated debt securities of that series.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount or, under certain circumstances, issue price of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of not less than 25% for any senior debt security, or a majority for any subordinated debt security, in aggregate principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series also have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•	the indenture trustee will not have received from the holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment of principal and interest under that debt security.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance.

Modification and Waiver

Unless otherwise indicated in the applicable indenture supplement, we and the applicable indenture trustee may amend and modify each indenture with the consent of holders of at least a majority in principal amount or, under certain circumstances, issue price of each series of debt securities issued under that indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal or maturity consideration of, or any installment of principal or interest on, any debt security issued under that indenture;

•	reduce the principal amount or maturity consideration of, the rate of interest on, or any premium payable upon the redemption of any debt security issued under that indenture;

•	reduce the amount of principal or maturity consideration of an original issue discount security issued under that indenture payable upon acceleration of its maturity;

•	change the place or currency of payment of principal or maturity consideration of, or any premium or interest on, any debt security issued under that indenture;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•	reduce the percentage in principal amount or, under certain circumstances, issue price of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture;

•	make any change relating to the subordination of the debt securities in a manner adverse to the holders of those debt securities or, in the case of subordinated debt securities, in a manner adverse to holders of senior indebtedness, unless the holders of senior indebtedness consent to that change under the terms of that senior indebtedness; or

•	reduce the percentage in principal amount or, under certain circumstances, issue price of debt securities of any series issued under that indenture, the consent of whose holders is required to waive any past default.

The holders of at least a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default” beginning on page •.

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us;

•	to add to our covenants for the benefit of the holders of all or any series of securities;

•	to add events of default;

•	to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•	to change or eliminate any of the provisions of the applicable indenture, so long as any such change or elimination will become effective only when there is no outstanding security of any series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•	to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee securing the debt securities; or

•	to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

•	the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

(1)	pay or deliver the principal or maturity consideration of, and any premium or interest on, the debt securities; and

(2)	perform and observe all of our other obligations under the indentures; and

•	we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

Neither of the indentures provides for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Regarding the Indenture Trustee

The indenture trustee provides trust services to us and our affiliates in connection with certain trust preferred securities that we currently have outstanding.

The occurrence of any default under either the senior indenture, the subordinated indenture or the indenture between us and the indenture trustee relating to our junior subordinated debentures, which may also be issued under this registration statement, could create a conflicting interest for the indenture trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the indenture trustee has or acquired a conflicting interest, the indenture trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as indenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture, or with respect to the junior subordinated debentures issued to certain Delaware statutory trusts of ours under a separate indenture. If the indenture trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

The Trust Indenture Act also imposes certain limitations on the right of the indenture trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any cash claim or otherwise. The indenture trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

SENIOR DEBT SECURITIES

The senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other outstanding senior indebtedness.

Restrictive Covenants

Disposition of Voting Stock of Certain Subsidiaries.    Unless otherwise indicated in the applicable prospectus supplement, we may not sell or otherwise dispose of, or permit the issuance of, any voting stock or any security convertible or exercisable into voting stock of a “principal constituent bank” of ours or any subsidiary of ours which owns a controlling interest in a principal constituent bank. A “principal constituent bank” is a bank subsidiary that has total assets equal to 30% or more of our assets. Any designation of a banking subsidiary as a principal constituent bank with respect to senior debt securities of any series will remain effective until the senior debt securities of that series have been repaid. As of the date of this prospectus, New York Community Bank is our only principal constituent bank and no other banking subsidiaries have been designated as principal constituent banks with respect to any series of debt securities.

This restriction does not apply to dispositions made by us or any subsidiary:

•	acting in a fiduciary capacity for any person other than us or any subsidiary;

•	to us or any of our wholly-owned subsidiaries;

•	if required by law for the qualification of directors;

•	to comply with an order of a court or regulatory authority;

•	in connection with a merger of, or consolidation of, a principal constituent bank with or into a wholly-owned subsidiary or a majority-owned banking subsidiary, as long as we hold, directly or indirectly, in the entity surviving that merger or consolidation, not less than the percentage of voting stock we held in the principal constituent bank prior to that action;

•	if that disposition or issuance is for fair market value as determined by our board of directors, and, if after giving effect to that disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will own directly not less than 80% of the voting stock of that principal constituent bank or any subsidiary which owns a principal constituent bank;

•	if a principal constituent bank sells additional shares of voting stock to its stockholders at any price, if, after that sale, we hold directly or indirectly not less than the percentage of voting stock of that principal constituent bank we owned prior to that sale; or

•	if we or a subsidiary pledges or creates a lien on the voting stock of a principal constituent bank to secure a loan or other extension of credit by a majority-owned banking subsidiary subject to Section 23A of the Federal Reserve Act.

Limitation upon Liens on Certain Capital Stock.    Unless otherwise indicated in the applicable prospectus supplement, we may not at any time, directly or indirectly, create, assume, incur or permit to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon:

•	any shares of capital stock of any principal constituent bank, other than directors’ qualifying shares; or

•	any shares of capital stock of a subsidiary which owns capital stock of any principal constituent bank.

This restriction does not apply to:

•	liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith by appropriate proceedings, so long as we have set aside on our books adequate reserves to cover the contested amount; or

•	the lien of any judgment, if that judgment is discharged, or stayed on appeal or otherwise, within 60 days.

Defeasance

We may terminate or “defease” our obligations under the senior indenture with respect to the senior debt securities of any series by taking the following steps:

(1)	depositing irrevocably with the senior indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the senior debt securities:

•	in the case of senior debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•	in the case of senior debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2)	delivering:

•	an opinion of independent counsel that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	if the senior debt securities of that series are then listed on a national or regional securities exchange in the United States, an opinion of counsel that those senior debt securities will not be delisted as a result of the exercise of this defeasance option;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates certifying as to compliance with the senior indenture and other matters; and

(3)	paying all amounts due under the senior indenture.

Further, the defeasance cannot cause an event of default under the senior indenture or any other agreement or instrument and no default under the senior indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

SUBORDINATED DEBT SECURITIES

The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

If the maturity of any debt securities is accelerated, we will have to repay all senior indebtedness before we can make any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is a default in any payment or delivery with respect to any senior indebtedness; or

•	there is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior indebtedness” is defined in the subordinated indenture as:

the principal of, premium, if any, and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on:

(i)    all indebtedness, obligations and other liabilities (contingent or otherwise) of NYCB for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or indebtedness incurred in connection with the acquisition of any properties or assets (whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business;

(ii)    all obligations and liabilities (contingent or otherwise) in respect of leases of the Company required or permitted, in conformity with accounting principles generally accepted in the United States of America, to be accounted for as capitalized lease obligations on the balance sheet of the Company;

(iii)    all direct or indirect guaranties or similar agreements by the Company in respect of, and obligations or liabilities (contingent or otherwise) of the Company to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) and (2); and

(iv)    any and all amendments, renewals, extensions and refundings of any indebtedness, obligation or liability of the kind described in clauses (1) through (3).

“Senior Indebtedness” does not include:

(i)    any indebtedness in which the instrument or instruments evidencing or securing the same or pursuant to which the same is outstanding, or in any amendment, renewal, extension or refunding of such instrument or instruments, it is expressly provided that such indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is pari passu or junior to the Securities; or

(ii)    trade accounts payable in the ordinary course of business.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The subordinated debt securities will rank equally in right of payment with each other.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

DESCRIPTION OF COMMON STOCK

Company

NYCB, which is incorporated under the General Corporation Law of the State of Delaware, is authorized to issue 300,000,000 shares of its common stock, $0.01 par value, of which 105,389,709 shares were issued and outstanding as of May 5, 2003 and 35,129,903 shares were reserved for issuance on May 21, 2003 to shareholders of record on May 5, 2003 as a result of a stock split, effected as a dividend, declared by the Board of Directors. NYCB is also authorized to issue 5,000,000 shares of its preferred stock, $0.01 par value, of which none have been issued as of May 5, 2003. NYCB’s board of directors may at any time, without additional approval of the holders of preferred stock or common stock, issue additional authorized shares of preferred stock or common stock.

Voting Rights

The holders of common stock are entitled to one vote per share on all matters presented to shareholders. Holders of common stock are not entitled to cumulate their votes in the election of directors.

No Preemptive or Conversion Rights

The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by NYCB before such securities are offered to others. The absence of preemptive rights increases NYCB’s flexibility to issue additional shares of common stock in connection with NYCB’s acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.

Dividends

Holders of common stock are entitled to receive dividends ratably when, as and if declared by NYCB’s board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware Law, NYCB may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if our surplus accounts are in a deficit position. Dividends paid by our subsidiary Bank are the primary source of funds available to NYCB for payment of dividends to our stockholders and for other needs. NYCB’s board of directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including NYCB’s earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as NYCB’s board of directors deems relevant. See “Regulation and Supervision” on page •.

NYCB’s principal assets and sources of income consist of investments in our operating subsidiaries, which are separate and distinct legal entities.

Liquidation

Upon liquidation, dissolution or the winding up of the affairs of NYCB, holders of common stock are entitled to receive their pro rata portion of the remaining assets of NYCB after the holders of NYCB’s preferred stock, if any, have been paid in full any sums to which they may be entitled.

Certain Charter and Bylaw Provisions Affecting Stock

NYCB’s Amended and Restated Certificate of Incorporation and Bylaws contain several provisions that may make NYCB a less attractive target for an acquisition of control by anyone who does not have the support of NYCB’s board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered board of directors, and the limitation that stockholder actions without a meeting may only be taken by unanimous written stockholder consent. The foregoing is qualified in its entirely by reference to NYCB’s Amended and Restated Certificate of Incorporation, and Bylaws both of which are on file with the SEC.

Restrictions on Ownership

The Bank Holding Company Act of 1956, the “BHC Act,” generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of NYCB. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the FRB before acquiring 5% or more of the voting stock of NYCB. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the FRB has been notified and has not objected to the transaction. Under a rebuttable presumption established by the FRB, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as NYCB, could constitute acquisition of control of the bank holding company.

NYCB Stockholder Protection Rights Agreement

The following is a description of the rights issued under the NYCB stockholder protection rights agreement, as amended. This description is subject to, and is qualified in its entirety by reference to, the text of the rights agreement. A description of the rights agreement specifying the terms of the rights has been included in reports filed by NYCB under the Exchange Act. See “Where You Can Find More Information” on page •.

Each issued share of NYCB common stock has attached to it one right issued pursuant to a Stockholder Protection Rights Agreement, dated as of January 16, 1996, and amended on March 27, 2001 and August 1, 2002, between NYCB and Registrar and Transfer Company, as rights agent. Each right entitles its holder to purchase one one-hundredth of a share of participating preferred stock of NYCB at an exercise price of $120, subject to adjustment, after the separation time, which means after the close of business on the earlier of:

•	the tenth business day after commencement of a tender or exchange offer that, if consummated, would result in the offeror becoming an “acquiring person,” which is defined in the rights agreement as a person beneficially owning 10% or more of the outstanding shares of NYCB common stock; and

•	the tenth business day after the first date of public announcement by the Company that a person has become an acquiring person, which is also called the flip-in date.

The rights are not exercisable until the business day following the separation time. The rights expire on the earlier of:

•	the close of business on January 16, 2006;

•	redemption, as described below;

•	an exchange for common stock, as described below; or

•	the merger of NYCB into another corporation pursuant to an agreement entered into prior to a flip-in date.

The NYCB board of directors may, at any time prior to the occurrence of a flip-in date, redeem all the rights at a price of $0.01 per right.

If a flip-in date occurs, each right, other than those held by an acquiring person or any affiliate or associate of the acquiring person or by any transferees of any of these persons, will constitute the right to purchase shares of NYCB common stock having an aggregate market price equal to $240 in cash, subject to adjustment. In addition, the NYCB board of directors may, at any time between a flip-in date and the time that an acquiring person becomes the beneficial owner of more than 50% of the outstanding shares of NYCB common stock, elect to exchange the rights for shares of NYCB common stock at an exchange ratio of one share of NYCB common stock per right.

Under the rights agreement, after a flip-in date occurs, NYCB may not consolidate or merge, or engage in other similar transactions, with an acquiring person without entering into a supplemental agreement with the acquiring person providing that, upon consummation or occurrence of the transaction, each right shall thereafter constitute the right to purchase common stock of the acquiring person having an aggregate market price equal to $240 in cash, subject to adjustment.

These rights may not prevent a takeover of NYCB. The rights, however, may have antitakeover effects. The rights may cause substantial dilution to a person or group that acquires 10% or more of the outstanding NYCB common stock unless the rights are first redeemed by the NYCB board of directors.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the amendment to our Certificate of Incorporation or the Certificate of Designation, with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

General

Our amended and restated certificate of incorporation permits our board of directors to authorize the issuance of up to 5,000,000 shares of preferred stock, par value $0.01, in one or more series, without shareholder action. The board of directors can fix the designation, powers, preferences and rights of each series. Therefore, without shareholder approval, our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. None of our preferred stock is currently outstanding.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•	senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option with prior Federal Reserve Board approval. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 capital without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would not permit such a redemption unless

(1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock or (2) the Federal Reserve determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our articles of organization.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series, or a holder of 5% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (a) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series and (b) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Exchangeability

We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Inspection of Books

Any record holder of depositary shares who has been a holder for at least six months or who holds at least five percent of our outstanding shares of capital stock will be entitled to inspect the transfer books relating to the depositary shares and the list of record holders of depositary shares upon certification to the depositary that the holder is acting in good faith and that the inspection is for a proper purpose.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted.

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of shares of common stock, preferred stock or depositary shares at a future date. Alternatively, the stock purchase contracts may obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such stock purchase contract upon the occurrence of certain events.

The stock purchase contracts may be entered into separately or as part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, other stock purchase contracts or common stock, in each case securing holders’ obligations to purchase, or to sell, as the case may be, common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

PLAN OF DISTRIBUTION

We may sell securities:

•	to the public through a group of underwriters managed or co-managed by one or more underwriters;

•	through one or more agents; or

•	directly to purchasers.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

A prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any agents or underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agents or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to those contracts will be equal to, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the debt securities covered under that contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the debt securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased those debt securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon for us by Muldoon Murphy & Faucette LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of NYCB and subsidiaries as of December 31, 2002 and December 31, 2001 and for each of the years in the three-year period ended December 31, 2002 have been incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2002, as NYCB adopted the provisions of Statement of Financial Accounting Standard No.142, “Goodwill and Other Intangibles.” The report of KPMG also refers to changes in 2001, as the Company adopted the provisions of Statement of Financial Accounting Standard No. 141, “Business Combinations.”

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New York Community Bancorp, Inc.

Up to a Maximum Aggregate Offering Price of

$600,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Prospectus

•, 2003

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 16, 2003

PROSPECTUS

New York Community Capital Trust I

New York Community Capital Trust II

New York Community Capital Trust III

New York Community Capital Trust IV

New York Community Capital Trust VI

Preferred Securities

fully and unconditionally guaranteed, as described in this prospectus and the accompanying prospectus supplement, by

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New York Community Bancorp, Inc.

The Trusts:

The trusts are Delaware statutory trusts. Each trust may:

•	sell preferred securities representing undivided beneficial interests in the trust to the public;

•	sell common securities representing undivided beneficial interests in the trust to New York Community Bancorp;

•	use the proceeds from these sales to buy an equal principal amount of junior subordinated deferrable interest debentures of New York Community Bancorp; and

•	distribute the cash payments it receives on the junior subordinated deferrable interest debentures it owns to the holders of the preferred and common securities.

Distributions:

•	For each preferred security that you own, you will receive cumulative cash distributions on the liquidation amount of the preferred security. The rate at which cash distributions will be paid and the liquidation amount per preferred security will be set forth in the accompanying prospectus supplement.

New York Community Bancorp:

•	New York Community Bancorp will fully and unconditionally guarantee the payment by the trust of the preferred securities as described in this prospectus.

This prospectus provides you with a general description of the preferred securities each trust may offer. Each time a trust offers preferred securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the preferred securities being offered. A prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of preferred securities offered by a trust, you should carefully read this prospectus with the applicable prospectus supplement, which together provide the specific terms of the preferred securities.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities, only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is •

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities we are offering in two separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the specific and final terms of your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary between the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the preferred securities described in this prospectus in one or more offerings up to a total dollar amount of $600,000,000. We may also sell other securities under the registration statement that will reduce the total dollar amount of securities that we may sell under this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “NYCB,” “we,” “us,” “our” or similar references mean New York Community Bancorp, Inc. and references to the “Bank” means New York Community Bank.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933 that registers, among other securities, the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, the “Exchange Act.”

You may read and copy this information at the following locations of the SEC:

Public Reference Room

450 Fifth Street, N.W.

Room 1024

Washington, D.C. 20549

Northeast Regional Office

The Woolworth Building

233 Broadway

New York, New York 10279

Midwest Regional Office

500 West Madison Street

Suite 1400

Chicago, Illinois 60661-2511

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

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The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Date (as applicable)
Annual Report on Form 10-K	Year ended December 31, 2002, as filed on March 31, 2003

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2003, as filed on May 15, 2003

Current Reports on Form 8-K	April 17, 2003 January 31, 2003

Proxy Statement for the Annual Meeting of Shareholders	April 10, 2003

The description of NYCB common stock and

preferred stock set forth in the registration statement

on Form 8-A (No. 0-22278) and any amendment or report filed with the SEC for the purpose of updating this description

August 19, 1993

In addition, we also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than Current Reports furnished under Item 9 or 12 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Investor Relations Department

New York Community Bancorp, Inc.

615 Merrick Avenue

Westbury, New York 11590

(516) 683-4100

In addition, we maintain a corporate website, www.mynycb.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. This reference to our website is for the convenience of shareholders as

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required by the Securities and Exchange Commission and shall not be deemed to incorporate any information on the website into this Registration Statement.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

We have not included separate financial statements for each of the trusts in this prospectus. We do not believe that holders of the preferred securities would find these financial statements meaningful because:

•	all of the voting securities of each of the trusts will be owned, directly or indirectly, by NYCB, a reporting company under the Exchange Act;

•	each of the trusts has no independent assets, operations, revenues or cash flows and exists for the sole purpose of issuing the preferred securities and investing the proceeds in junior subordinated debentures issued by NYCB;

•	NYCB’s obligations described in this prospectus and in any accompanying prospectus supplement constitute a full and unconditional guarantee of payments due on the preferred securities; and

•	the trusts do not file reports with the SEC.

FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we incorporate by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 of the Securities and Exchange Act of 1934.

Forward-looking statements, which are based on certain assumptions, and describe our future plans, strategies, and expectations, are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or other similar expressions. Although we believe our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized. Our ability to predict results or the actual effects of our plans and strategies are inherently uncertain. Factors that could have a material adverse effect on our operations and on our subsidiaries’ operations include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal polices of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services and loan products in our local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting our operations, pricing and services.

You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus or other documents incorporated by reference in which they are made, as applicable. We do not assume any obligation to revise forward-looking statements except as may be required by law.

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NEW YORK COMMUNITY BANCORP, INC.

New York Community Bancorp, formerly known as Queens County Bancorp, was incorporated in the State of Delaware on July 20, 1993 as the holding company for New York Community Bank, formerly known as Queens County Savings Bank, the first savings bank chartered by the State of New York in the Borough of Queens, on April 14, 1859. We acquired all of the stock of the Bank upon its conversion from a New York State-chartered mutual savings bank to a New York State-chartered stock form savings bank on November 23, 1993.

On November 21, 2000, we changed our name from Queens County Bancorp to New York Community Bancorp, in anticipation of our acquisition of Haven Bancorp, Inc., the parent company of CFS Bank. On November 30, 2000, Haven was merged into us, and on January 31, 2001, CFS Bank merged with and into New York Community Bank.

On July 31, 2001, we completed a merger-of-equals with Richmond County Financial Corp., the parent company of Richmond County Savings Bank. At the same time, Richmond County Savings Bank merged with and into the Bank.

The Bank currently serves its customers through a network of 110 banking offices in New York City, Long Island, Westchester County (New York), and New Jersey. In addition to operating the largest supermarket banking franchise in the metro New York region, with 54 in-store branches, the Bank is the largest producer of multi-family mortgage loans for portfolio in the City of New York. The Bank operates through six local divisions: Queens County Savings Bank, Richmond County Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and South Jersey Bank.

We had total assets of $12.0 billion at March 31, 2003, including total loans of $5.7 billion, and total deposits of $5.2 billion, including core deposits of $3.4 billion.

The Bank is subject to comprehensive regulation, examination and supervision by the New York State Banking Department, the “NYSBD,” and the Federal Deposit Insurance Corporation, the “FDIC”. NYCB is subject to regulation, examination and supervision by the Federal Reserve Board, the “FRB,” as a bank holding company.

Our principal executive offices are located at 615 Merrick Avenue, Westbury, New York 11590 and its telephone number is (516) 683-4100.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page • of this prospectus.

THE TRUSTS

Each of the trusts is a statutory trust formed under Delaware law pursuant to a declaration of trust, each an “initial declaration,” executed by NYCB, as sponsor for the trust, and the NYCB capital trustees, as defined below, for the trust, and the filing of a certificate of trust with the Delaware Secretary of State.

Each trust exists for the exclusive purposes of:

•	issuing preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

•	investing the gross proceeds of the preferred securities and the common securities, together the “trust securities,” in junior subordinated deferrable interest debentures, referred to as junior subordinated debentures, issued by NYCB; and

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•	engaging in only those activities necessary or incidental to the activities described in the previous two bullets.

All the common securities will be owned, directly or indirectly, by NYCB. The common securities of each trust will rank equally, and payments will be made pro rata, with the preferred securities of that trust, except that upon an event of default under the declaration (as defined below), the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. NYCB will, directly or indirectly, purchase common securities of each trust in an aggregate liquidation amount equal to at least 3% of the total capital of each trust.

Each trust’s business and affairs will be conducted by the trustees, the “NYCB capital trustees.” Unless an event of default has occurred and is continuing, as a direct or indirect holder of all the common securities, NYCB will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the NYCB capital trustees of a trust. The duties and obligations of the NYCB capital trustees will be governed by the declaration of that NYCB capital trust. One or more of the NYCB capital trustees will be persons who are employees or officers of, or persons affiliated with, NYCB, the “administrative trustees.” One NYCB capital trustee of each trust will be a financial institution which will be unaffiliated with NYCB and which will act as property trustee under the declaration and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended, the “Trust Indenture Act,” pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in Delaware, and otherwise meets the requirements of applicable law, one NYCB capital trustee of each trust will have its principal place of business or reside in the State of Delaware, the “Delaware trustee”.

Each NYCB capital trust has a term of approximately 55 years or such other term as may be specified in the accompanying prospectus supplement, but may dissolve earlier as provided in the applicable declaration.

NYCB will pay all fees and expenses related to the NYCB capital trusts and the offering of trust securities.

Wilmington Trust Company will be the property trustee and the Delaware trustee for each trust. Wilmington Trust Company’s office and principal place of business is Wilmington Trust Company, Attention: Corporate Trust Administration, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of each trust will be c/o New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

NYCB’s consolidated ratios of earnings to fixed charges were as follows for the periods presented:

	Three Months Ended March 31, 2003	Year Ended December 31,
		2002	2001	2000	1999	1998
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits	3.47	3.53	3.25	1.90	2.72	3.10
Including Interest on Deposits	2.69	2.47	1.80	1.44	1.70	1.68

For the purpose of computing the ratio of earnings to fixed charges, “earnings” consist of income before income taxes and extraordinary item plus fixed charges, excluding capitalized interest. “Fixed charges” consist of interest on short-term and long-term debt, including interest related to capitalized leases and capitalized interest, and one-third of rent expense, which approximates the interest component of that expense. In addition, where indicated, fixed charges include interest on deposits.

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USE OF PROCEEDS

Each trust will use the proceeds of the sale of the trust securities to acquire junior subordinated debentures from NYCB. NYCB intends to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specified issuance of preferred securities. NYCB’s general corporate purposes may include repurchasing its outstanding common stock, financing possible acquisitions of branches or other financial institutions or financial service companies, extending credit to, or funding investments in, its subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of NYCB’s use of the net proceeds will depend upon market conditions, its subsidiaries’ funding requirements, the availability of other funds and other factors. Until NYCB uses the net proceeds for general corporate purposes, it will use the net proceeds to reduce its indebtedness or for temporary investments. NYCB expects that it will, on a recurrent basis, engage in additional financings as the need arises to finance its corporate strategies, to fund its subsidiaries, to finance acquisitions or otherwise.

REGULATION AND SUPERVISION

Our principal subsidiary, New York Community Bank, is a New York State-chartered savings bank and is subject to regulation and supervision by the NYSBD, its chartering agency, and by the FDIC. As the holding company for New York Community Bank, we are a bank holding company subject to regulation and supervision by the FRB.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the securities we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

In addition, dividends, loans and advances from New York Community Bank are restricted by federal and state statutes and regulations. Under applicable banking statutes, at March 31, 2003, the Bank could have declared additional dividends of approximately $488.4 million without further regulatory approval. The FDIC, the FRB and the NYSBD also have the authority to limit further the Bank’s payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank.

In addition, there are various statutory and regulatory limitations on the extent to which New York Community Bank can finance us otherwise transfer funds or assets to us or to our nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. These extensions of credit and other transactions involving New York Community Bank and us or a nonbanking subsidiary of ours are limited in amount to 10% of the Bank’s capital and surplus and, with respect to us and all our nonbanking subsidiaries, to an aggregate of 20% of the Bank’s capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2002 and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds that insure deposits of banks, rather than for the protection of security holders. A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.

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Changes to the laws and regulations can affect the operating environment of bank holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether those changes in laws and regulations will occur, and, if those changes occur, the ultimate effect they would have upon our or our subsidiaries’ financial condition or results of operations.

DESCRIPTION OF THE PREFERRED SECURITIES

Each trust may issue only one series of preferred securities having terms described in the accompanying prospectus supplement. Each series of preferred securities will be issued pursuant to the terms of an amended and restated declaration of trust, a “declaration.” Each declaration will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act.

The preferred securities will have those terms, including distribution, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as will be set forth in the declaration or made part of the declaration by the Trust Indenture Act. The terms of the preferred securities will mirror the terms of the junior subordinated debentures of NYCB in which the applicable trust invests the proceeds from the sale of preferred securities. The terms of the preferred securities and the junior subordinated debentures are described in the accompanying prospectus supplement and may include:

•	the distinctive designation of the preferred securities;

•	the number of preferred securities issuable by the trust;

•	the annual distribution rate, or method of determining that rate, for preferred securities and the date or dates upon which those distributions will be payable;

•	whether distributions on preferred securities will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

•	the amount or amounts which will be paid out of the assets of the applicable trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of that trust;

•	the obligation, if any, of the applicable trust to purchase or redeem preferred securities issued by that trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities issued by that trust will be purchased or redeemed, in whole or in part, pursuant to that obligation;

•	the voting rights, if any, of holders of preferred securities in addition to those required by law or described in this prospectus supplement, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by one or more other trusts, or of both, as a condition to specified action or amendments to the declaration of the trust;

•	the terms and conditions, if any, upon which NYCB can redeem the junior subordinated debentures prior to the first optional redemption date, if any;

•	the terms and conditions, if any, upon which the junior subordinated debentures owned by the trust may be distributed to holders of preferred securities;

•	if applicable, any securities exchange upon which the preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities not inconsistent with the declaration or with applicable law.

All preferred securities will be guaranteed by NYCB to the extent set forth below under “Description of the Preferred Securities Guarantees.”

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Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the prospectus supplement relating to the offering.

Deferral of Distributions of Preferred Securities

NYCB may, on one or more occasions, defer payments of interest on the junior subordinated debentures as described under “Description of Junior Subordinated Debentures.” In the event NYCB elects to defer interest payments on any series of its junior subordinated debentures, the applicable trust will also defer distributions on its preferred securities. During this deferral period, distributions will continue to accrue at the rate specified in the applicable prospectus supplement. If NYCB elects to defer interest payments on the junior subordinated debentures, it will be restricted from making payments on its capital stock and other capital instruments as described in the applicable prospectus supplement.

Voting Rights

Except as required in this prospectus, under the Delaware Statutory Trust Act and the Trust Indenture Act, and as described under “Description of the Preferred Securities Guarantees—Modification of the Preferred Securities Guarantees; Assignment” in this prospectus, and in the applicable prospectus supplement relating to the issuance of a series of preferred securities, and as otherwise required by law and the applicable declarations, the holders of the preferred securities will have no voting rights.

The holders of a majority in aggregate liquidation amount, in a specified series, of the preferred securities will have the right to direct any proceeding for any remedy available to the property trustee so long as the property trustee receives the tax opinion discussed below. The holders will also have the right to direct the property trustee under the declaration to:

(1)	direct any proceeding for any remedy available to the trustee of the indenture under which the junior subordinated debentures will be issued and purchased by the applicable trust, or exercising any trust or power conferred on the debenture trustee;

(2)	waive any past indenture event of default that is waivable under the indenture;

(3)	exercise any right to rescind or annul an acceleration of the maturity of the junior subordinated debentures; or

(4)	consent to any amendment, modification or termination of the indenture or the junior subordinated debentures where that consent is required.

If there is an event of default on the preferred securities, and that default is a result of a payment default under the junior subordinated debentures, the holders of the preferred securities may also sue NYCB directly, a “direct action,” to enforce payment of the principal of, or interest on, junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder on or after the due date specified in the junior subordinated debentures.

Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debentures, called a “super majority,” then only a super majority may direct the property trustee to give that consent or take that action. Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debentures, then only a majority may direct the property trustee to give that consent or take that action. Where a consent or action under the indenture would require the consent or act of individual holders of the junior subordinated debentures, then only those individual holders may direct the property trustee to give that consent or take that action. If the property trustee fails to enforce its rights under the junior subordinated debentures, to the fullest extend permitted by law, any record holder of preferred securities may directly sue NYCB to enforce the property trustee’s rights under the junior subordinated debentures. The record holder does not have to sue the property trustee or any other person or entity before enforcing his or her rights.

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The property trustee is required to notify all holders of the preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the event of default also constitutes a declaration event of default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the property trustee, the property trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the property trustee receives an opinion of counsel, experienced in such matters stating that, as a result of that action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

If the consent of the property trustee under a declaration is required under the indenture for any amendment, modification or termination of the indenture, the property trustee is required to request the direction of the holders of the trust securities. In that case, the property trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority or an individual holder, however, the property trustee may only give that consent at the direction of the holders of the same super majority of the holders of the trust securities or that individual holder, as applicable. The property trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the property trustee has obtained a tax opinion to the effect described above.

A waiver of an indenture event of default by the property trustee at the direction of the holders of the preferred securities will constitute a waiver of the corresponding declaration event of default.

Holders of the preferred securities may give any required approval or direction at a separate meeting of holders of preferred securities convened for that purpose, at a meeting of all of the holders of trust securities or by written consent. The administrative trustees will mail to each holder of record of preferred securities a notice of any meeting at which those holders are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken. Each such notice will include a statement setting forth the following information:

•	the date of the meeting or the date by which the action is to be taken;

•	a description of any resolution proposed for adoption at the meeting on which those holders are entitled to vote or of the matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.

No vote or consent of the holders of preferred securities will be required for a trust to redeem and cancel preferred securities or distribute junior subordinated debentures in accordance with the declaration.

Despite the fact that holders of preferred securities are entitled to vote or consent under the circumstances described above, any of the preferred securities that are owned at the time by NYCB or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, NYCB, will not be entitled to vote or consent. Instead, these preferred securities will be treated as if they were not outstanding.

Holders of the preferred securities generally will have no rights to appoint or remove the administrative trustees. Instead, the administrative trustees may be appointed, removed or replaced solely by NYCB as the indirect or direct holder of all of the common securities.

Common Securities

In connection with the issuance of preferred securities, each trust will issue one series of common securities having the terms (including distributions, redemption, voting, liquidation rights or such restrictions) as will be set forth in the prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the preferred securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and

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payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless an event of default has occurred and is continuing, the common securities of a trust carry the right to vote and to appoint, remove or replace any of the trustees of that trust. All of the common securities of each trust will be directly or indirectly owned by NYCB.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of information concerning the preferred securities guarantees which will be executed and delivered by NYCB for the benefit of the holders from time to time of preferred securities of a trust. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of each preferred securities guarantee will be those set forth in the preferred securities guarantee and those made part of the preferred securities guarantee by the Trust Indenture Act. The summary of the material terms of the preferred securities guarantees is not intended to be complete and is qualified in all respects by the provisions of the form of preferred securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. Each preferred securities guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities of the applicable trust.

General

NYCB will irrevocably and unconditionally agree, to the extent set forth in the preferred securities guarantee, to pay in full to the holders of the preferred securities, the guarantee payments, as defined below, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, other than the defense of payment. The following payments, which are referred to as “guarantee payments,” will be guaranteed by NYCB, without duplication:

•	any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any preferred securities called for redemption by the trust; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

(1)	the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment; or

(2)	the amount of assets of the trust remaining for distribution to holders of the preferred securities in liquidation of the trust.

The redemption price and liquidation amount will be fixed at the time the preferred securities are issued.

NYCB’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by NYCB to the holders of preferred securities or by causing the trust to pay those amounts to those holders.

The preferred securities guarantees will not apply to any payment of distributions except to the extent a trust will have funds available for those payments. If NYCB does not make interest payments on the junior subordinated debentures held by a trust for any period, the trust will not pay distributions on the preferred securities for the corresponding period and will not have funds available for those payments.

The preferred securities guarantees, when taken together with NYCB’s obligations under the junior subordinated debentures, the indentures and the declarations, including its obligations to pay costs, expenses,

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debts and liabilities of the trusts, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by NYCB of payments due on the preferred securities.

NYCB has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the preferred securities guarantees, except that upon an event of default under the indenture, holders of preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of NYCB

NYCB will agree that, so long as any preferred securities of a trust remain outstanding, if any event occurs that would constitute an event of default under the preferred securities guarantee or the indenture related to that trust, or if NYCB has exercised its option to defer interest payments on the junior subordinated debentures by extending the interest payment period and that period or extension of that period is continuing, then:

•	NYCB will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto and will not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the junior subordinated debenture other than:

(1)	repurchases, redemptions or other acquisitions of shares of capital stock of NYCB in connection with any employee benefit plans or any other contractual obligation of NYCB, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;

(2)	as a result of an exchange or conversion of any class or series of NYCB’s capital stock for any other class or series of NYCB’s capital stock; or

(3)	the purchase of fractional interests in shares of NYCB’s capital stock pursuant to the conversion or exchange provisions of that NYCB capital stock or the security being converted or exchanged.

•	NYCB will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the junior subordinated debentures.

Modification of the Preferred Securities Guarantees; Assignment

The preferred securities guarantees may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of preferred securities in any material respect. All guarantees and agreements contained in the preferred securities guarantees will bind the successors, assignees, receivers, trustees and representatives of NYCB and will be for the benefit of the holders of the preferred securities then outstanding.

Termination

The preferred securities guarantee will terminate upon:

•	full payment of the redemption price of all preferred securities of the trust;

•	distribution of the junior subordinated debentures to the holders of the trust securities; or

•	full payment of the amounts payable in accordance with the declaration upon liquidation of that trust.

The preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

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Events of Default

An event of default under a preferred securities guarantee will occur upon the failure of NYCB to perform any of its payment or other obligations under the preferred securities guarantee.

The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee. Any holder of preferred securities may institute a legal proceeding directly against NYCB to enforce the guarantee trustee’s rights and the obligations of NYCB under the preferred securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.

Status of the Preferred Securities Guarantees

Unless otherwise specified in the applicable prospectus supplement, the preferred securities guarantees will constitute unsecured obligations of NYCB and will rank:

•	subordinate and junior in right of payment to all senior indebtedness of NYCB as that term is defined in the indenture for the junior subordinated debentures;

•	equally with the most senior preferred or preference stock now or hereafter issued by NYCB and with any guarantee now or hereafter entered into by NYCB in respect of any preferred or preference stock of any affiliate of NYCB unless made subordinate; and

•	senior to NYCB common stock.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of those securities agrees to the subordination provisions and other terms of the preferred securities guarantee.

The preferred securities guarantees will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to a preferred securities guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in the preferred securities guarantee. After default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

The guarantee trustee provides trust services to us and our affiliates in connection with certain trust preferred securities that are currently outstanding.

Governing Law

The preferred securities guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

NYCB may issue junior subordinated debentures from time to time in one or more series under an indenture, between NYCB and Wilmington Trust Company, as trustee, the “debenture trustee.” The terms of the junior subordinated debentures will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

Set forth below is a description of the general terms of the junior subordinated debentures in which the trusts will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures will be described in the prospectus supplement relating to the particular preferred securities being offered. The following description is not intended to be complete and is qualified by the indenture, the form of which is filed as an exhibit to the registration statement which contains this prospectus, and by the Trust Indenture Act.

General

The junior subordinated debentures will be unsecured debt of NYCB. The junior subordinated debentures will be fully subordinated as described in the accompanying prospectus supplement under “Description of the Junior Subordinated Debentures—Subordination.” The indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series.

The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

•	the designation of the junior subordinated debentures;

•	the aggregate principal amount of the junior subordinated debentures;

•	the percentage of their principal amount at which the junior subordinated debentures will be issued;

•	the date or dates on which the junior subordinated debentures will mature and the right, if any, to shorten or extend the maturity date or dates;

•	the rate or rates, if any, per annum, at which the junior subordinated debentures will bear interest, or the method of determination of the interest rate or rates;

•	the date or dates from which interest will accrue and the interest payment and record dates;

•	any right to extend the interest payment periods and the duration of that extension;

•	any provisions for redemption; and

•	any other specific terms of the junior subordinated debentures.

Additional Interest

If, at any time, a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then NYCB will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay those taxes, duties, assessments or other charges.

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Form, Exchange, Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, NYCB will issue the junior subordinated debentures in registered form only, without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, NYCB or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

NYCB will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the indenture and the prospectus supplement. However, at NYCB’s option, it may pay any interest by check mailed to the registered holders of junior subordinated debentures at their registered addresses.

Global Junior Subordinated Debentures

The indenture provides that NYCB may issue junior subordinated debentures in global form. The applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any global junior subordinated debentures may exchange their interest for junior subordinated debentures of that series and of like tenor and principal amount in any authorized form and denomination.

Subordination

The junior subordinated debentures will be subordinated and junior in right of payment to other indebtedness of NYCB as described in the applicable prospectus supplement.

Certain Covenants of NYCB

If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities and:

•	an event of default has occurred and is continuing;

•	NYCB is in default relating to its payment of any obligations under the preferred securities guarantee; or

•	NYCB has given notice of its election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and that period, or any extension of that period, is continuing;

then, NYCB may not:

•	declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock; or

•	make any payment with respect to any guarantee by NYCB of the debt securities of any subsidiary of NYCB if such guarantee ranks on a parity with or junior in interest to the junior subordinated debentures and will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the junior subordinated debentures other than:

(1)	repurchases or acquisitions of shares of capital stock of NYCB in connection with any employee benefit plans or any other contractual obligation of NYCB;

(2)	dividends or distributions in capital stock (or rights to acquire capital stock) of NYCB;

(3)	payments under the preferred securities guarantee;

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(4)	any declarations of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuances of stock under any such plan in the future, or redemptions or repurchases of any rights pursuant to a rights agreement;

(5)	repurchases of capital stock of NYCB in connection with the satisfaction by NYCB of its obligations pursuant to any acquisition of business made by NYCB (which repurchases are made in connection with the satisfaction of indemnification obligations of the seller of such businesses);

(6)	as a result of an exchange or conversion of NYCB’s capital stock for any other class or series of NYCB’s capital stock; or

(7)	the purchase of fractional interests in shares of NYCB’s capital stock pursuant to the conversion or exchange provisions of that NYCB capital stock or the security being converted or exchanged; and

So long as the junior subordinated debentures remain outstanding, NYCB will covenant to:

•	directly or indirectly maintain 100% ownership of the common securities of the trust, unless a permitted successor of NYCB succeeds to its ownership of the common securities; and

•	use its reasonable efforts to cause the applicable trust to:

(1)	remain a statutory trust, except in connection with the distribution of junior subordinated debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of the trust, or mergers, consolidations or amalgamations, each as permitted by the declaration which established the trust; and

(2)	otherwise continue to be classified as a grantor trust for United States federal income tax purposes; and

•	use its reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures.:

Consolidation, Mergers and Sales of Assets

Unless otherwise indicated in the applicable prospectus supplement, NYCB may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

•	the resulting corporation, if other than NYCB, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

(1)	pay or deliver the principal or maturity consideration of, and any premium, or interest on, the junior subordinated debentures; and

(2)	perform and observe all of our other obligations under the indenture; and

•	neither NYCB nor any successor corporation, as the case may be, is, immediately after any consolidation or merger, in default under the indenture.

The indenture does not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indenture does not contain any provision which would protect the holders of the junior subordinated debentures against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Events of Default, Waiver and Notice

The indenture provides that the following are events of default relating to the junior subordinated debentures:

•	default in the payment of the principal of, or premium, if any, on, any junior subordinated debenture when due;

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•	default in the payment of any interest on any junior subordinated debenture when due, which continues for 30 days; provided, however, that a valid extension of an interest payment by NYCB will not constitute an event of default;

•	default in the performance of any other covenant or obligation in respect of the junior subordinated debenture, which continues for 90 days after written notice; and

•	specified events of bankruptcy, insolvency or reorganization of NYCB or, with certain exceptions, the applicable trust.

If an indenture event of default occurs and is continuing, the debenture trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately.

The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee. The majority holders may not waive a principal payment default on the junior subordinated debentures which has become due solely by acceleration.

The holders of a majority in principal amount of the junior subordinated debentures of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the indenture or exercising any trust or power conferred on the debenture trustee with respect to that series, provided that any direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the debenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the debenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

The indenture requires the annual filing by NYCB with the debenture trustee of a certificate as to the absence of certain defaults under the indenture.

The debenture trustee may withhold notice of any event of default from the holders of the junior subordinated debentures, except in the payment of principal, interest or premium, if the debenture trustee considers it in the interest of those holders to do so.

Distribution of the Junior Subordinated Debentures

Under circumstances discussed more fully in the prospectus supplement involving the dissolution of a trust, after satisfaction of liabilities to creditors of the trust, junior subordinated debentures may be distributed to the holders of the trust securities in liquidation of that trust. See “Description of the Preferred Securities” in the accompanying prospectus supplement.

If the junior subordinated debentures are distributed to the holders of the preferred securities, NYCB will use its best efforts to have the junior subordinated debentures listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the preferred securities are then listed or quoted.

Modification of the Indenture

Modifications and amendments to the indenture may be made by NYCB and the debenture trustee with the consent of the holders of a majority in aggregate principal amount of the junior subordinated debentures at the

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time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected:

•	modify the payment terms of the junior subordinated debentures; or

•	reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by NYCB with any covenant or past default.

If the junior subordinated debentures are held by a trust or a trustee of a trust, the supplemental indenture will not be effective until the holders of a majority in liquidation amount of trust securities of that trust have consented to the supplemental indenture. However, if the consent of the holder of each outstanding junior subordinated debenture is required, the supplemental indenture will not be effective until each holder of the trust securities of that trust, has consented to the supplemental indenture.

We and the debenture trustee may also amend and modify the indenture without the consent of any holder under certain circumstances described in the indenture.

Defeasance and Discharge

The indenture provides that NYCB, at its option:

(1)	will be discharged from all obligations in respect of the junior subordinated debentures of a series, except for obligations to register the transfer or exchange of junior subordinated debentures, replace stolen, lost or mutilated junior subordinated debentures, maintain paying agencies and hold moneys for payment in trust; or

(2)	need not comply with specified restrictive covenants of the indenture;

in each case if NYCB deposits, in trust, money or U.S. government obligations in an amount sufficient to pay all the principal of, and interest and premium, if any, on, the junior subordinated debentures when those payments are due.

To exercise any such option, NYCB is required to deliver an opinion of counsel that:

•	the deposit and related defeasance would not cause the holders of the junior subordinated debentures of that series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a discharge pursuant to clause (1) above, the opinion will be accompanied by a private letter ruling to that effect received by NYCB from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and

•	if listed on any national securities exchange, the junior subordinated debentures would not be delisted from that exchange as a result of the exercise of the defeasance option.

Governing Law

The indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

The Debenture Trustee

The debenture trustee provides trust services to us and our affiliates in connection with certain trust preferred securities that are currently outstanding.

The occurrence of any default under either of the indenture or the senior or subordinated indentures between NYCB and the debenture trustee relating to NYCB’s senior and subordinated debt securities, which may also be

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issued under this registration statement, could create a conflicting interest for the debenture trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the debenture trustee has acquired a conflicting interest, the debenture trustee would generally be required by the Trust Indenture Act to eliminate the conflicting interest or resign as debenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture or with respect to the junior subordinated debentures issued under the indenture. If the debenture trustee resigns, NYCB is required to promptly appoint a successor debenture trustee with respect to the affected securities.

The Trust Indenture Act also imposes certain limitations on the right of the debenture trustee, as a creditor of NYCB, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any cash claim or otherwise. The debenture trustee will be permitted to engage in other transactions with NYCB, provided that if it acquires a conflicting interest within the meaning of section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED

DEBENTURES AND THE PREFERRED SECURITIES GUARANTEES

As set forth in the declaration, the sole purposes of the trusts are to issue the trust securities and to invest the proceeds from that issuance and sale in the junior subordinated debentures.

As long as payments of interest and other payments are made by NYCB when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•	the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

•	under the indenture, NYCB will pay, and the trusts will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trusts, other than those relating to the trust securities; and

•	the declaration further provides that the NYCB capital trustees may not cause or permit the trusts to engage in any activity that is not consistent with the purposes of the trusts.

Payments of distributions, to the extent there are available funds, and other payments due on the preferred securities, to the extent there are available funds, are guaranteed by NYCB to the extent described in this prospectus. If NYCB does not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the preferred securities. Each preferred securities guarantee is a subordinated guarantee in relation to the preferred securities. The preferred securities guarantee does not apply to any payment or distributions unless the trust has sufficient funds for the payment of those distributions. See “Description of the Preferred Securities Guarantees.”

The preferred securities guarantees cover the payment of distributions and other payments on the preferred securities only if and to the extent that NYCB has made a payment of interest or principal or other payments on the junior subordinated debentures. The preferred securities guarantees, when taken together with NYCB’s obligations under the junior subordinated debentures and the indenture and its obligations under the declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the preferred securities.

If NYCB fails to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the declaration allows the holders of the preferred securities to direct the

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property trustee to enforce its rights under the junior subordinated debentures. If the property trustee fails to enforce these rights, to the fullest extent permitted by law, any holder of preferred securities may directly sue NYCB to enforce these rights without first suing the property trustee or any other person or entity. See “Description of the Preferred Securities—Book Entry Only Issuance—The Depository Trust Company” and “—Voting Rights” in the accompanying prospectus supplement.

A holder of preferred securities may institute a direct action if a declaration event of default has occurred and is continuing and that event is attributable to the failure of NYCB to pay interest or principal on the junior subordinated debentures on the date the interest or principal is otherwise payable. A direct action may be brought without first (1) directing the property trustee to enforce the terms of the junior subordinated debentures or (2) suing NYCB to enforce the property trustee’s rights under the junior subordinated debentures. In connection with that direct action, NYCB will be subrogated to the rights of the holder of preferred securities under the declaration to the extent of any payment made by NYCB to that holder of preferred securities. Consequently, NYCB will be entitled to payment of amounts that a holder of preferred securities receives in respect of an unpaid distribution to the extent that the holder receives or has already received full payment relating to that unpaid distribution from a trust.

NYCB acknowledges that the guarantee trustee will enforce the preferred securities guarantees on behalf of the holders of the preferred securities. If NYCB fails to make payments under the preferred securities guarantees, the preferred securities guarantees allow the holders of the preferred securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the preferred securities guarantees, any holder of preferred securities may directly sue NYCB to enforce the guarantee trustee’s rights under the preferred securities guarantees. The holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of preferred securities may also directly sue NYCB to enforce the holder’s right to receive payment under the preferred securities guarantees. The holder need not first (1) direct the guarantee trustee to enforce the terms of the preferred securities guarantee or (2) sue the trust or any other person or entity.

NYCB and the trusts believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by NYCB of payments due on the preferred securities. See “Description of the Preferred Securities Guarantees—General.”

PLAN OF DISTRIBUTION

NYCB may sell the junior subordinated debentures and any trust may sell preferred securities:

•	directly to purchasers;

•	through agents; or

•	through underwriters or dealers.

Offers or sales of those securities may include secondary market transactions by affiliates of NYCB.

Offers to purchase preferred securities may be solicited directly by NYCB and/or any trust, as the case may be, or by agents designated by NYCB and/or any trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the preferred securities in respect of which this prospectus is delivered will be named, and any commissions payable by NYCB to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agency will be acting on a best efforts basis for the period of its appointment which is ordinarily five business days or less. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for NYCB in the ordinary course of business.

If an underwriter or underwriters are utilized in the sale, NYCB will execute an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the

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transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make releases of the preferred securities in respect of which this prospectus is delivered to the public.

If a dealer is utilized in the sale of the preferred securities in respect of which this prospectus is delivered, NYCB and/or any trust, as the case may be, will sell those preferred securities to the dealer, as principal. The dealer may then resell those preferred securities to the public at varying prices to be determined by that dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement. Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by NYCB and/or any trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

Underwriters, agents or their controlling persons may engage in transactions with and perform services for NYCB in the ordinary course of business.

Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

LEGAL MATTERS

Certain matters of Delaware law relating to the validity of the preferred securities and the formation of the trusts will be passed upon by Morris, James, Hitchens & Williams LLP, Wilmington, Delaware, special Delaware counsel to NYCB and the trusts. The validity of the junior subordinated debentures and the preferred securities guarantee and certain United States federal income tax matters will be passed upon for NYCB and the trusts by Muldoon Murphy & Faucette LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of NYCB and subsidiaries as of December 31, 2002 and December 31, 2001 and for each of the years in the three-year period ended December 31, 2002 have been incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2002, as NYCB adopted the provisions of Statement of Financial Accounting Standard No.142, “Goodwill and Other Intangibles.” The report of KPMG also refers to changes in 2001, as the Company adopted the provisions of Statement of Financial Accounting Standard No. 141, “Business Combinations.”

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[Logo]

New York Community Capital Trust I

New York Community Capital Trust II

New York Community Capital Trust III

New York Community Capital Trust IV

New York Community Capital Trust VI

Preferred Securities

fully and unconditionally guaranteed, as described in this prospectus and the accompanying prospectus supplement, by

New York Community Bancorp, Inc.

Prospectus

•, 2003

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 16, 2003

PROSPECTUS

[logo]

New York Community Bancorp, Inc.

New York Community Capital Trust I

New York Community Capital Trust II

New York Community Capital Trust III

New York Community Capital Trust IV

New York Community Capital Trust VI

Units

The Units:

Each unit being offered consists of:

•	a preferred security issued by New York Community Capital Trust I, New York Community Capital Trust II, New York Community Capital Trust III, New York Community Capital Trust IV or New York Community Capital Trust VI ; and

•	a warrant to purchase shares of common stock of New York Community Bancorp

The Trusts:

Each of the trusts is a Delaware statutory trust that:

•	sells preferred securities representing undivided beneficial interests in the trust to the public;

•	sells common securities representing undivided beneficial interests in the trust to New York Community Bancorp;

•	uses the proceeds from these sales to buy an equal principal amount of junior subordinated deferrable interest debentures of New York Community Bancorp; and

•	distributes the cash payments it receives on the junior subordinated debentures it owns to the holders of the preferred and common securities.

Distributions:

•	For each unit that you own, you will receive cumulative cash distributions on the liquidation amount of the preferred security. The rate at which cash distributions will be paid and the liquidation amount per preferred security will be set forth in the accompanying prospectus supplement.

New York Community Bancorp:

•	New York Community Bancorp will fully and unconditionally guarantee the payment by the trusts of the preferred securities as described in this prospectus.

This prospectus provides you with a general description of the units we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. A prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of securities offered by a trust, you should carefully read this prospectus with the applicable prospectus supplement, which together provide the specific terms of the securities.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities, only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is •

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities we are offering in two separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the specific and final terms of your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary between the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the units described in this prospectus in one or more offerings up to a total dollar amount of $600,000,000. We may also sell other securities under the registration statement that will reduce the total dollar amount of securities that we may sell under this prospectus. This prospectus provides you with a general description of the preferred securities we may offer. Each time we offer preferred securities, we will provide a prospectus supplement that will contain specific information about the terms of that offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “NYCB,” “we,” “us,” “our” or similar references mean New York Community Bancorp, Inc., references to the “Bank” mean New York Community Bank, and references to the “trusts” mean New York Community Capital Trust I, New York Community Capital Trust II, New York Community Capital Trust III, New York Community Capital Trust IV and New York Community Capital Trust VI.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933 that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, the “Exchange Act.”

You may read and copy this information at the following locations of the SEC:

Public Reference Room

450 Fifth Street, N.W.

Room 1024

Washington, D.C. 20549

Northeast Regional Office

The Woolworth Building

233 Broadway

New York, New York 10279

Midwest Regional Office

500 West Madison Street

Suite 1400

Chicago, Illinois 60661-2511

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

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The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Date (as applicable)
Annual Report on Form 10-K	Year ended December 31, 2002, as filed on March 31, 2003

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2003, filed on May 15, 2003

Current Reports on Form 8-K	April 17, 2003 January 31, 2003

Proxy Statement for the Annual Meeting of Shareholders	April 10, 2003

The description of NYCB common and preferred stock
set forth in the registration statement on Form 8-A
(No. 0-22278) and any amendment or report filed with
the SEC for the purpose of updating this description

August 19, 1993

In addition, we also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the units covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form  8-K (other than Current Reports furnished under Item 9 or 12 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

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Investor Relations Department

New York Community Bancorp, Inc.

615 Merrick Avenue

Westbury, New York 11590

(516) 683-4100

In addition, we maintain a corporate website, www.mynycb.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. This reference to our website is for the convenience of shareholders as required by the Securities and Exchange Commission and shall not be deemed to incorporate any information on the website into this Registration Statement. We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

We have not included separate financial statements for each of the trusts in this prospectus. We do not believe that holders of the units would find these financial statements meaningful because:

•	all of the voting securities of the trusts will be owned, directly or indirectly, by NYCB, a reporting company under the Exchange Act;

•	each of the trusts has no independent assets, operations, revenues or cash flows and exists for the sole purpose of issuing the preferred securities and investing the proceeds in junior subordinated debentures issued by NYCB;

•	NYCB’s obligations described in this prospectus and in any accompanying prospectus supplement constitute a full and unconditional guarantee of payments due on the preferred securities; and

•	the trusts do not file reports with the SEC.

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FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we incorporate by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 of the Securities and Exchange Act of 1934.

Forward-looking statements, which are based on certain assumptions, and describe our future plans, strategies, and expectations, are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or other similar expressions. Although we believe our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized. Our ability to predict results or the actual effects of our plans and strategies are inherently uncertain. Factors that could have a material adverse effect on our operations and on our subsidiaries’ operations include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal polices of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services and loan products in our local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting our operations, pricing and services.

You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus or other documents incorporated by reference in which they are made, as applicable. We do not assume any obligation to revise forward-looking statements except as may be required by law.

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NEW YORK COMMUNITY BANCORP, INC.

New York Community Bancorp, formerly known as Queens County Bancorp, was incorporated in the State of Delaware on July 20, 1993 as the holding company for New York Community Bank, formerly known as Queens County Savings Bank, the first savings bank chartered by the State of New York in the Borough of Queens, on April 14, 1859. We acquired all of the stock of the Bank upon its conversion from a New York State-chartered mutual savings bank to a New York State-chartered stock form savings bank on November 23, 1993.

On November 21, 2000, we changed our name from Queens County Bancorp to New York Community Bancorp in anticipation of our acquisition of Haven Bancorp, Inc., the parent company of CFS Bank. On November 30, 2000, Haven was merged into us, and on January 31, 2001, CFS Bank merged with and into New York Community Bank.

On July 31, 2001, we completed a merger-of-equals with Richmond County Financial Corp., the parent company of Richmond County Savings Bank. At the same time, Richmond County Savings Bank merged with and into the Bank.

The Bank currently serves its customers through a network of 110 banking offices in New York City, Long Island, Westchester County (New York), and New Jersey. In addition to operating the largest supermarket banking franchise in the metro New York region, with 54 in-store branches, the Bank is the largest producer of multi-family mortgage loans for portfolio in the City of New York. The Bank operates through six local divisions: Queens County Savings Bank, Richmond County Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and South Jersey Bank.

We had total assets of $12.0 billion at March 31, 2003, including total loans of $5.7 billion, and total deposits of $5.2 billion, including core deposits of $3.4 billion.

The Bank is subject to comprehensive regulation, examination and supervision by the New York State Banking Department, the “NYSBD,” and the Federal Deposit Insurance Corporation, the “FDIC”. NYCB is subject to regulation, examination and supervision by the Federal Reserve Board, the “FRB,” as a bank holding company.

Our principal executive offices are located at 615 Merrick Avenue, Westbury, New York 11590 and its telephone number is (516) 683-4100.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page • of this prospectus.

THE TRUSTS

Each of the trusts is a statutory trust formed under Delaware law pursuant to a declaration of trust, each an “initial declaration,” executed by NYCB, as sponsor for the trust, and the NYCB capital trustees, as defined below, for the trusts, and the filing of a certificate of trust with the Delaware Secretary of State.

Each trust exists for the exclusive purposes of:

•	issuing the preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

•	investing the gross proceeds of the preferred securities and the common securities, together the “trust securities,” in junior subordinated deferrable interest debentures, referred to as junior subordinated debentures, issued by NYCB; and

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•	engaging in only those other activities necessary or incidental to the activities described in the previous two bullets.

All of the common securities will be directly or indirectly owned by NYCB. The common securities of each trust will rank equally, and payments will be made pro rata, with the preferred securities of other similar trusts, except that upon an event of default under the declaration (as defined below), the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. NYCB will, directly or indirectly, purchase common securities of each trust in an aggregate liquidation amount equal to at least 3% of the total capital of the trust.

Each trust’s business and affairs will be conducted by the trustees, the “NYCB capital trustees.” Unless an event of default has occurred and is continuing, as a direct or indirect holder of all the common securities, NYCB will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the NYCB capital trustees of a trust. The duties and obligations of the NYCB capital trustees will be governed by the declaration of that NYCB capital trust. One or more of the NYCB capital trustees for each trust will be persons who are employees or officers of, or persons affiliated with, NYCB, the “administrative trustees.” One NYCB capital trustee of each trust will be a financial institution which will be unaffiliated with NYCB and which will act as property trustee under the declaration and as indenture trustee for purposes of the Trust Indenture Act of 1939 pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in Delaware, and otherwise meets the requirements of applicable law, one NYCB capital trustee of each trust will have its principal place of business or reside in the State of Delaware, the “Delaware Trustee.”

Each trust has a term of approximately 55 years, or such other term as may be specified in the accompanying prospectus supplement, but may dissolve earlier as provided in the applicable declaration.

NYCB will pay all fees and expenses related to the trusts and the offering of trust securities.

It is anticipated that Wilmington Trust Company will be the property trustee and the Delaware trustee for each trust. Wilmington Trust Company’s office and principal place of business is Wilmington Trust Company, Attention: Corporate Trust Administration, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of the trusts will be c/o New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

NYCB’s consolidated ratios of earnings to fixed charges were as follows for the period presented:

	Three Months Ended March 31, 2003	Year Ended December 31,
		2002	2001	2000	1999	1998
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits	3.47	3.53	3.25	1.90	2.72	3.10
Including Interest on Deposits	2.69	2.47	1.80	1.44	1.70	1.68

For the purpose of computing the ratio of earnings to fixed charges, “earnings” consist of income before income taxes and extraordinary item plus fixed charges, excluding capitalized interest. “Fixed charges” consist of interest on short-term and long-term debt, including interest related to capitalized leases and capitalized interest, and one-third of rent expense, which approximates the interest component of that expense. In addition, where indicated, fixed charges include interest on deposits.

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USE OF PROCEEDS

The trusts will use the proceeds of the sale of the trust securities to acquire junior subordinated debentures from NYCB. NYCB intends to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes unless otherwise indicated in the prospectus supplement. NYCB’s general corporate purposes may include repurchasing its outstanding common stock, financing possible acquisitions of branches or other financial institutions or financial service companies, extending credit to, or funding investments in, its subsidiaries and repaying, reducing or refinancing indebtedness. The precise amounts and the timing of NYCB’s use of the net proceeds will depend upon market conditions, its subsidiaries’ funding requirements, the availability of other funds and other factors. Until NYCB uses the net proceeds for general corporate purposes, it will use the net proceeds to reduce its indebtedness or for temporary investments. NYCB expects that it will, on a recurrent basis, engage in additional financings as the need arises to finance its corporate strategies, to fund its subsidiaries, to finance acquisitions or otherwise.

REGULATION AND SUPERVISION

Our principal subsidiary, New York Community Bank, is a New York State-chartered savings bank and is subject to regulation and supervision by the NYSBD, its chartering agency, and by the FDIC. As the holding company for New York Community Bank, we are a bank holding company subject to regulation and supervision by the FRB.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the securities we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

In addition, dividends, loans and advances from New York Community Bank are restricted by federal and state statutes and regulations. Under applicable banking statutes, at March 31, 2003, the Bank could have declared additional dividends of approximately $488.4 million without further regulatory approval. The FDIC, the FRB and the NYSBD also have the authority to limit further the Bank’s payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank.

In addition, there are various statutory and regulatory limitations on the extent to which New York Community Bank can finance us or otherwise transfer funds or assets to us or to our nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. These extensions of credit and other transactions involving New York Community Bank and us or a nonbanking subsidiary of ours are limited in amount to 10% of the Bank’s capital and surplus and, with respect to us and all our nonbanking subsidiaries, to an aggregate of 20% of the Bank’s capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2002 and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds that insure deposits of banks, rather than for the protection of security holders. A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.

Changes to the laws and regulations can affect the operating environment of bank holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether those changes in

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laws and regulations will occur, and, if those changes occur, the ultimate effect they would have upon our or our subsidiaries’ financial condition or results of operations.

DESCRIPTION OF UNITS

We may issue units comprised of a warrant to purchase common stock of NYCB and a preferred security of a trust. The warrants and preferred securities that comprise the units are further described in “Description of Warrants” and “Description of the Preferred Securities” in this prospectus and in the accompanying prospectus supplement. Units will be issued under a unit agreement with a unit agent designated in the appropriate prospectus supplement. The following summary of the provisions of the unit agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the unit agreement. The unit agreement will be filed as an exhibit to or incorporated by reference in the registration statement. We urge you to read the unit agreement and the form of the unit, and the warrant agreement (including the definitions of terms) because they, and not this description, define the rights of holders of the units.

If units are offered, the appropriate prospectus supplement will describe the terms of the units, including the following:

•	all terms of the units and of the warrants and preferred securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately, distributions to which unitholders will be entitled and circumstances under which distributions will be paid;

•	effects, if any, of a change in control of NYCB on the unitholders;

•	a description of the terms of any agreement to be entered into between us and a bank or trust company as unit agent governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

We and the unit agent may amend the terms of the unit agreement without the consent of the unitholders for the purpose of curing any ambiguity or correcting or supplementing any inconsistent provision therein or in any other manner we deem necessary or desirable and which will not adversely affect the interests of the affected holders. In addition, the unit agreement will contain provisions permitting us and the unit agent, with the consent of the holders of at least a majority of the outstanding units to modify the rights of the unitholders and the terms of the unit agreement, except that no modification may, without the consent of the holder of each outstanding unit affected thereby, reduce the aforesaid percentage of outstanding units the consent of holders of which is required for the modification or amendment of the provisions of the unit agreement.

•	In addition, the terms of the warrants under the warrant agreement and the preferred securities under the declaration of trust may be modified as provided under the terms of those securities.

DESCRIPTION OF WARRANTS

The warrant to be issued in connection with the units will be convertible into shares of NYCB common stock. The warrant and the related preferred security may be separated and traded separately from each other. Warrants will be issued under a warrant agreement with a warrant agent designated in the appropriate prospectus supplement. The following summary of the provisions of the warrant agreement and form of warrant is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and the form of warrant. The warrant agreement and the form of warrant will be filed as exhibits to or incorporated by reference in the registration statement. We urge you to read the warrant agreement, including the form of the warrant (including the definitions of terms) because they, and not this description, define the rights of holders of the warrants (including as a component of the units).

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If units are offered, the prospectus supplement relating to the units will describe the terms of the warrants offered in connection with the units and the warrant agreement relating to the warrant, including the following:

•	the offering price;

•	the number of shares of common stock purchasable upon exercise of the warrant and the price at which such number of shares of common stock may be purchased upon such exercise;

•	if applicable, the designation and terms of the series of common stock with which such warrants are being offered and the number of such warrants being offered with each share of common stock;

•	the dates on which the right to exercise such warrants shall commence and expire;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted;

•	the terms of the preferred security with which the warrant is issued;

•	the extent to which the warrant and the related preferred security will be separately transferable;

•	if applicable, a discussion of certain federal income tax consequences;

•	whether the warrant or related preferred security will be listed on any securities exchange;

•	the warrant agent;

•	any other terms of such warrants; and

•	warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase such shares of common stock at the exercise price set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended, unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent the warrant certificate and payment as provided in the applicable prospectus supplement of the amount required to purchase such shares of common stock. The date on which such warrant certificate and payment are received by the warrant agent shall be the date on which the warrant is exercised and common stock issued. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

Modification

We and the warrant agent may amend the terms of any warrant agreement and the warrants without the consent of the holders for the purpose of curing any ambiguity or correcting any inconsistent provision therein or in any other manner we deem necessary or desirable and which will not adversely affect the interests of the holders in any respect. In addition, we may amend the warrant agreement and the terms of the warrants with the consent of the owners of at least a majority of the outstanding unexercised warrants affected. However, any modification to the warrants cannot change the exercise price, reduce the amounts receivable upon exercise, cancellation or expiration, shorten the time period during which the warrants may be exercised or reduce the percentage of outstanding warrants required to modify or amend the warrant agreement or the terms of the warrants, without the consent of the affected owners.

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Enforceability of Rights of Warrantholders; Governing Law

The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant may, without anyone else’s consent, enforce by appropriate legal action, on its own behalf, its right to exercise the warrant in the manner provided therein or in the warrant agreement. A warrantholder will not be entitled to any of the rights of a holder of the common stock or other securities purchasable upon the exercise of the warrant before exercising the warrant.

Unsecured Obligations

The warrants are our unsecured contractual obligations and will rank equally with all of our other unsecured contractual obligations and our unsecured and unsubordinated debt. Since most of our assets are owned by our subsidiaries, our rights and the rights of our creditors, including warrantholders, to participate in the distribution or recapitalization will be subject to the prior claim of that subsidiary’s creditors.

DESCRIPTION OF COMMON STOCK

Company

NYCB, which is incorporated under the General Corporation Law of the State of Delaware, is authorized to issue 300,000,000 shares of its common stock, $0.01 par value, of which 105,389,709 shares were issued and outstanding as of May 5, 2003 and 35,129,903 shares were reserved for issuance on May 21, 2003 to shareholders of record on May 5, 2003 as a result of a stock split, effected as a dividend, declared by the Board of Directors. NYCB is also authorized to issue 5,000,000 shares of its preferred stock, $0.01 par value, of which none have been issued as of May 5, 2003. NYCB’s board of directors may at any time, without additional approval of the holders of preferred stock or common stock, issue additional authorized shares of preferred stock or common stock.

Voting Rights

The holders of common stock are entitled to one vote per share on all matters presented to shareholders. Holders of common stock are not entitled to cumulate their votes in the election of directors.

No Preemptive or Conversion Rights

The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by NYCB before such securities are offered to others. The absence of preemptive rights increases NYCB’s flexibility to issue additional shares of common stock in connection with NYCB’s acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.

Dividends

Holders of common stock are entitled to receive dividends ratably when, as and if declared by NYCB’s board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware Law, NYCB may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if its surplus accounts are in a deficit position. Dividends paid by its subsidiary Bank are the primary source of funds available to NYCB for payment of dividends to its stockholders and for other needs. NYCB’s board of directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including NYCB’s earnings, financial condition and capital requirements, as

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well as regulatory limitations and such other factors as NYCB’s board of directors deems relevant. See “Regulation and Supervision.”

NYCB’s principal assets and sources of income consist of investments in its operating subsidiaries, which are separate and distinct legal entities.

Liquidation

Upon liquidation, dissolution or the winding up of the affairs of NYCB, holders of common stock are entitled to receive their pro rata portion of the remaining assets of NYCB after the holders of NYCB’s preferred stock, if any, have been paid in full any sums to which they may be entitled.

Certain Charter and Bylaw Provisions Affecting Stock

NYCB’s Amended and Restated Certificate of Incorporation and Bylaws contain several provisions that may make NYCB a less attractive target for an acquisition of control by anyone who does not have the support of NYCB’s board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered board of directors, and the limitation that stockholders’ actions without a meeting may only be taken by unanimous written stockholder consent. The foregoing is qualified in its entirely by reference to NYCB’s Amended and Restated Certificate of Incorporation, and Bylaws both of which are on file with the SEC.

Restrictions on Ownership

The Bank Holding Company Act of 1956, “the BHC Act,” generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of NYCB. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the FRB before acquiring 5% or more of the voting stock of NYCB. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the FRB has been notified and has not objected to the transaction. Under a rebuttable presumption established by the FRB, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as NYCB, could constitute acquisition of control of the bank holding company.

NYCB Stockholder Protection Rights Agreement

The following is a description of the rights issued under the NYCB stockholder protection rights agreement, as amended. This description is subject to, and is qualified in its entirety by reference to, the text of the rights agreement. A description of the rights agreement specifying the terms of the rights has been included in reports filed by NYCB under the Securities Exchange Act. See “Where You Can Find More Information” on page •.

Each issued share of NYCB common stock has attached to it one right issued pursuant to a Stockholder Protection Rights Agreement, dated as of January 16, 1996 and amended on March 27, 2001 and August 1, 2001, between NYCB and Registrar and Transfer Company, as rights agent. Each right entitles its holder to purchase one one-hundredth of a share of participating preferred stock of NYCB at an exercise price of $120, subject to adjustment, after the separation time, which means after the close of business on the earlier of:

•	the tenth business day after commencement of a tender or exchange offer that, if consummated, would result in the offeror becoming an “acquiring person,” which is defined in the rights agreement as a person beneficially owning 10% or more of the outstanding shares of NYCB common stock; and

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•	the tenth business day after the first date of public announcement by the Company that a person has become an acquiring person, which is also called the flip-in date.

The rights are not exercisable until the business day following the separation time. The rights expire on the earlier of:

•	the close of business on January 16, 2006;

•	redemption, as described below;

•	an exchange for common stock, as described below; or

•	the merger of NYCB into another corporation pursuant to an agreement entered into prior to a flip-in date.

The NYCB board of directors may, at any time prior to the occurrence of a flip-in date, redeem all the rights at a price of $0.01 per right.

If a flip-in date occurs, each right, other than those held by the acquiring person or any affiliate or associate of the acquiring person or by any transferees of any of these persons, will constitute the right to purchase shares of NYCB common stock having an aggregate market price equal to $240 in cash, subject to adjustment. In addition, the NYCB board of directors may, at any time between a flip-in date and the time that an acquiring person becomes the beneficial owner of more than 50% of the outstanding shares of NYCB common stock, elect to exchange the rights for shares of NYCB common stock at an exchange ratio of one share of NYCB common stock per right.

Under the rights agreement, after a flip-in date occurs, NYCB may not consolidate or merge, or engage in other similar transactions, with an acquiring person without entering into a supplemental agreement with the acquiring person providing that, upon consummation or occurrence of the transaction, each right shall thereafter constitute the right to purchase common stock of the acquiring person having an aggregate market price equal to $240 in cash, subject to adjustment.

These rights may not prevent a takeover of NYCB. The rights, however, may have antitakeover effects. The rights may cause substantial dilution to a person or group that acquires 10% or more of the outstanding NYCB common stock unless the rights are first redeemed by the NYCB board of directors.

DESCRIPTION OF THE PREFERRED SECURITIES

The preferred securities, which form a part of the units and which, under certain circumstances, will trade separately from the warrants also forming a part of the units, will be issued pursuant to the declaration (as defined below). Each trust may issue only one series of preferred securities having terms described in the accompanying prospectus supplement. The series of preferred securities will be issued pursuant to the terms of an amended and restated declaration of trust, a “declaration.” The declaration will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act.

The preferred securities will have those terms, including distribution, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as will be set forth in the declaration or made part of the declaration by the Trust Indenture Act. The terms of the preferred securities will mirror the terms of the junior subordinated debentures of NYCB in which the applicable trust invests the proceeds from the sale of preferred securities. The terms of the preferred securities and the junior subordinated debentures are described in the accompanying prospectus supplement and may include:

•	the distinctive designation of the preferred securities;

•	the number of preferred securities issuable by the trust;

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•	the right of the unitholders to have the preferred securities in certain circumstances remarketed;

•	the annual distribution rate, or method of determining that rate (including the adjustment that would occur upon remarketing), for preferred securities and the date or dates upon which those distributions will be payable;

•	whether distributions on preferred securities will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

•	when a remarketing event will occur;

•	when a failed remarketing has occurred;

•	the amount or amounts which will be paid out of the assets of the applicable trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of that trust;

•	the obligation, if any, of the applicable trust to purchase (including when the unit holder exercises its warrants or when a change of control occurs) or redeem preferred securities issued by that trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities issued by that trust will be purchased or redeemed, in whole or in part, pursuant to that obligation;

•	the voting rights, if any, of holders of preferred securities in addition to those required by law or described in this prospectus supplement, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, as a condition to specified action or amendments to the declaration of the trust;

•	the terms and conditions, if any, upon which NYCB can redeem the junior subordinated debentures prior to the first optional redemption date, if any;

•	the terms and conditions, if any, upon which the junior subordinated debentures owned by the trust may be distributed to holders of preferred securities;

•	if applicable, any securities exchange upon which the preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities not inconsistent with the declaration or with applicable law.

All preferred securities will be guaranteed by NYCB to the extent set forth below under “Description of the Preferred Securities Guarantees.”

Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the prospectus supplement relating to the offering.

Deferral of Distributions of Preferred Securities

So long as NYCB is not in default of interest on the junior subordinated debentures, and so long as a failed remarketing of the preferred securities has not occurred, NYCB may, on one or more occasions, defer payments of interest on the junior subordinated debentures as described under “Description of Junior Subordinated Debentures—Deferral of Distributions of Purchased Securities.” In the event NYCB elects to defer interest payments on any series of its junior subordinated debentures, the applicable trust will also defer distributions on its preferred securities. During this deferral period, distributions will continue to accrue at the rate specified in the prospectus supplement. If NYCB elects to defer interest payments on the junior subordinated debentures, it will be restricted from making payments on its capital stock and other capital instruments as described in the prospectus supplement.

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Voting Rights

Except as required under the Delaware Statutory Trust Act and the Trust Indenture Act, and as described under “Description of the Preferred Securities Guarantees—Modification of the Preferred Securities Guarantees; Assignment” in this prospectus, and in the applicable prospectus supplement relating to the issuance of a series of preferred securities, and as otherwise required by law and the applicable declaration, the holders of the preferred securities will have no voting rights.

The holders of a majority in aggregate liquidation amount of the preferred securities will have the right to direct any proceeding for any remedy available to the property trustee so long as the property trustee receives the tax opinion discussed below. The holders also will have the right to direct the property trustee under the declaration to:

(1)	direct any proceeding for any remedy available to the trustee of the indenture under which the junior subordinated debentures will be issued and purchased by the applicable trust, or exercising any trust or power conferred on the indenture trustee; subject, however, to the right of the indenture trustee to refuse to follow any direction that such trustee determines may conflict with law or the indenture or that such trustee determines in good faith is unduly prejudicial to the rights of other holders or that such trustee determines may involve it in personal liability.

(2)	waive any past indenture event of default that is waivable under the indenture; or

(3)	consent to any amendment, modification or termination of the indenture or the junior subordinated debentures where that consent is required.

If there is an event of default on the preferred securities, and that default is a result of a payment default under the junior subordinated debentures, the holders of the preferred securities may also sue NYCB directly, a “direct action,” to enforce payment of the principal of, or interest on, junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder on or after the due date specified in the junior subordinated debentures.

Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debentures, called a “super majority,” then only a super majority may direct the property trustee to give that consent or take that action. Where a consent or action under the indenture would require the consent or act of individual holders of the junior subordinated debentures, then only those individual holders may direct the property trustee to give that consent or take that action. If the property trustee fails to enforce its rights under the junior subordinated debentures, to the fullest extent permitted by law, any record holder of preferred securities may directly sue NYCB to enforce the property trustee’s rights under the junior subordinated debentures. The record holder does not have to sue the property trustee or any other person or entity before enforcing his or her rights.

The property trustee is required to notify all holders of the preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the event of default also constitutes a declaration event of default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the property trustee, the property trustee will not take any of the actions described in clauses (1), (2) or (3) above unless the property trustee receives an opinion of a nationally recognized independent tax counsel stating that, as a result of that action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

If the consent of the property trustee under a declaration is required under the indenture for any amendment, modification or termination of the indenture, the property trustee is required to request the written direction of the holders of the trust securities. In that case, the property trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority or an individual holder, however,

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the property trustee may only give that consent at the direction of the holders of the same super majority of the holders of the trust securities or that individual holder, as applicable. The property trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the property trustee has obtained a tax opinion to the effect described above.

A waiver of an indenture event of default by the property trustee at the direction of the holders of the preferred securities will constitute a waiver of the corresponding declaration event of default.

Holders of the preferred securities may give any required approval or direction at a separate meeting of holders of preferred securities convened for that purpose, at a meeting of all of the holders of trust securities or by written consent. The administrative trustee will mail to each holder of record of preferred securities a notice of any meeting at which those holders are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken.

Each such notice will include a statement setting forth the following information:

•	the date of the meeting or the date by which the action is to be taken;

•	a description of any resolution proposed for adoption at the meeting on which those holders are entitled to vote or of the matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.

No vote or consent of the holders of preferred securities will be required for a trust to redeem and cancel preferred securities or distribute junior subordinated debentures in accordance with the declaration.

Despite the fact that holders of preferred securities are entitled to vote or consent under the circumstances described above, any of the preferred securities that are owned at the time by NYCB or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, NYCB, will not be entitled to vote or consent. Instead, these preferred securities will be treated as if they were not outstanding.

Holders of the preferred securities generally will have no rights to appoint or remove the NYCB capital trustees. Instead, the NYCB capital trustees may be appointed, removed or replaced solely by NYCB as the indirect or direct holder of all of the common securities.

Common Securities

In connection with the issuance of preferred securities, each trust will issue one series of common securities having the terms (including distributions, redemption, voting, liquidation rights or such restrictions) as will be set forth in the prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the preferred securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless an event of default has occurred and is continuing, the common securities carry the right to vote and to appoint, remove or replace any of the NYCB capital trustees. All of the common securities of each trust will be directly or indirectly owned by NYCB.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

Set forth below is a summary of information concerning the preferred securities guarantee, which will be executed and delivered by NYCB for the benefit of the holders from time to time of preferred securities of a trust. The preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms

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of the preferred securities guarantee will be those set forth in the preferred securities guarantee and those made part of the preferred securities guarantee by the Trust Indenture Act. The summary of the material terms of the preferred securities guarantee is not intended to be complete and is qualified in all respects by the provisions of the form of preferred securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. The preferred securities guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities of the applicable trust.

General

NYCB will irrevocably and unconditionally agree, to the extent set forth in the preferred securities guarantee, to pay in full to the holders of the preferred securities, the guarantee payments, as defined below, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, other than the defense of payment. The following payments, which are referred to as “guarantee payments,” will be guaranteed by NYCB, without duplication:

•	any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any preferred securities called for redemption by the trust; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

(1)	the aggregate accreted value of the preferred securities and all accrued and unpaid distributions on the preferred securities to the date of payment; or

(2)	the amount of assets of the trust remaining for distribution to holders of the preferred securities in liquidation of the trust.

NYCB’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by NYCB to the holders of preferred securities or by causing the trust to pay those amounts to those holders.

The preferred securities guarantee will not apply to any payment of distributions except to the extent a trust will have funds available for those payments. If NYCB does not make interest payments on the junior subordinated debentures held by a trust for any period, the trust will not pay distributions on the preferred securities for the corresponding period and will not have funds available for those payments.

The preferred securities guarantee, when taken together with NYCB’s obligations under the junior subordinated debenture, the indenture and the declaration, including its obligations to pay costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by NYCB of payments due on the preferred securities.

NYCB has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the preferred securities guarantee, except that upon an event of default under the indenture, holders of preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of NYCB

NYCB will agree that, so long as any preferred securities of a trust remain outstanding, if any event occurs that would constitute an event of default under the preferred securities guarantee or the indenture, or if NYCB

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has exercised its option to defer interest payments on the junior subordinated debentures by extending the interest payment period and that period or extension of that period is continuing, then:

•	NYCB will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto and will not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the junior subordinated debentures other than:

(1)	repurchases, redemptions or other acquisitions of shares of capital stock of NYCB in connection with any employee benefit plans or any other contractual obligation of NYCB;

(2)	as a result of an exchange or conversion of any class or series of NYCB’s capital stock for any other class or series of NYCB’s capital stock; or

(3)	the purchase of fractional interests in shares of NYCB’s capital stock pursuant to the conversion or exchange provisions of that NYCB capital stock or the security being converted or exchanged.

•	NYCB will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the junior subordinated debentures.

Modification of the Preferred Securities Guarantee; Assignment

The preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of preferred securities in any material respect. All guarantees and agreements contained in the preferred securities guarantee will bind the successors, assignees, receivers, trustees and representatives of NYCB and will be for the benefit of the holders of the preferred securities then outstanding.

Termination

The preferred securities guarantee will terminate upon:

•	full payment of the redemption price of all preferred securities of the trust;

•	distribution of the junior subordinated debentures to the holders of the trust securities; or

•	full payment of the amount payable in accordance with the declaration upon liquidation of that trust.

The preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder or preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Events of Default

An event of default under the preferred securities guarantee will occur upon the failure of NYCB to perform any of its payment or other obligations under the preferred securities guarantee.

The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee. Any holder of preferred securities may institute a legal proceeding directly against NYCB to enforce the guarantee trustee’s rights and the obligations of NYCB under

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the preferred securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.

Status of the Preferred Securities Guarantee

Unless otherwise specified in the prospectus supplement, the preferred securities guarantee will constitute an unsecured obligation of NYCB and will rank:

•	subordinate and junior in right of payment to all senior indebtedness of NYCB as that term is defined in the first supplemental indenture for the junior subordinated debentures;

•	equally with the most senior preferred or preference stock now or hereafter issued by NYCB and with any guarantee now or hereafter entered into by NYCB in respect of any preferred or preference stock of any affiliate of NYCB unless made subordinate; and

•	senior to NYCB common stock.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of those securities agrees to the subordination provisions and other terms of the preferred securities guarantee.

The preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to the preferred securities guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in the preferred securities guarantee. After default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the preferred securities guarantee at the request of any holder of preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

The guarantee trustee provides trust services to us and our affiliates in connection with certain trust preferred securities that currently are outstanding.

Governing Law

The preferred securities guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

NYCB may issue junior subordinated debentures from time to time in one or more series under an indenture, between NYCB and Wilmington Trust Company, as trustee, the “debenture trustee,” as supplemented by a supplemental indenture or a resolution of NYCB’s board of directors or a special committee appointed by the board of directors. The indenture, as supplemented by the supplemental indenture, is called the “indenture.” The terms of the junior subordinated debentures will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

Set forth below is a description of the general terms of the junior subordinated debentures in which the trusts will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior

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subordinated debentures will be described in the prospectus supplement relating to the particular preferred securities being offered. The following description is not intended to be complete and is qualified by the indenture, the form of which is filed as an exhibit to the registration statement which contains this prospectus, and by the Trust Indenture Act.

General

The junior subordinated debentures will be unsecured debt of NYCB. The junior subordinated debentures will be fully subordinated as described in the accompanying prospectus supplement under “Description of the Junior Subordinated Debentures—Subordination.” The indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series.

The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

•	the designation of the junior subordinated debentures;

•	the aggregate principal amount of the junior subordinated debentures;

•	the percentage of their principal amount at which the junior subordinated debentures will be issued;

•	the date or dates on which the junior subordinated debentures will mature and the right, if any, to shorten or extend the maturity date or dates;

•	the rate or rates, if any, per annum, at which the junior subordinated debentures will bear interest, or the method of determination of the interest rate or rates (including the adjustment that would occur upon remarketing of the preferred securities);

•	the date or dates from which interest will accrue and the interest payment and record dates;

•	any right to extend the interest payment periods and the duration of that extension;

•	any provisions for redemption or purchase of the junior-subordinated debentures (including when, as described in the declaration, the unit holder exercises its warrants or when a change of control occurs); and

•	any other specific terms of the junior subordinated debentures.

If the junior subordinated debentures will be denominated in a currency or currency unit other than United States dollars, the prospectus supplement will also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be United States dollars based upon the exchange rate for that other currency or currency unit existing on or about the time a payment is due.

Additional Interest

If, at any time, a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then NYCB will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay those taxes, duties, assessments or other charges.

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Form, Exchange, Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, NYCB will issue the junior subordinated debentures in registered form only, without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, NYCB or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

NYCB will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the indenture and the prospectus supplement. However, at NYCB’s option, it may pay any interest by check mailed to the registered holders of junior subordinated debentures at their registered addresses.

Global Junior Subordinated Debentures

The indenture provides that NYCB may issue junior subordinated debentures in global form. The applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any global junior subordinated debentures may exchange their interest for junior subordinated debentures of that series and of like tenor and principal amount in any authorized form and denomination.

Subordination

The junior subordinated debentures will be subordinated and junior in right of payment to other indebtedness of NYCB as described in the prospectus supplement.

Certain Covenants of NYCB

If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities and:

•	an event of default has occurred and is continuing;

•	NYCB is in default relating to its payment of any obligations under the preferred securities guarantee; or

•	NYCB has given notice of its election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and that period, or any extension of that period, is continuing;

then, NYCB may not:

•	declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock; or

•	make any payment with respect to any guarantee by NYCB of the debt securities of any subsidiary of NYCB if such guarantee ranks on a parity with or junior in interest to the junior subordinated debentures and will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by NYCB which rank equally with or junior to the junior subordinated debentures other than:

(1)	repurchases or acquisitions of shares of capital stock of NYCB in connection with any employee benefit plans or any other contractual obligation of NYCB;

(2)	dividends or distributions in capital stock (or rights to acquire capital stock) of NYCB;

(3)	payments under the preferred securities guarantee;

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(4)	any declarations of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuances of stock under any such plan in the future, or redemptions or repurchases of any rights pursuant to a rights agreement;

(5)	repurchases of capital stock of NYCB in connection with the satisfaction by NYCB of its obligations pursuant to any acquisition of business made by NYCB (which repurchases are made in connection with the satisfaction of indemnification obligations of the seller of such businesses);

(6)	as a result of an exchange or conversion of NYCB’s capital stock for another class of series of NYCB’s capital stock; or

(7)	the purchase of fractional interests in shares of NYCB’s capital stock pursuant to the conversion or exchange provisions of that NYCB capital stock or the security being converted or exchanged.

So long as the junior subordinated debentures remain outstanding, NYCB will covenant to:

•	directly or indirectly maintain 100% ownership of the common securities of the trust, unless a permitted successor of NYCB succeeds to its ownership of the common securities; and

•	use its reasonable efforts to cause the applicable trust to:

(1)	remain a statutory trust, except in connection with the distribution of junior subordinated debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of the trust, or mergers, consolidations or amalgamations, each as permitted by the declaration;

(2)	otherwise continue to be classified as a grantor trust for United States federal income tax purposes; and

•	use its reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures.

Consolidation, Mergers and Sales of Assets

Unless otherwise indicated in the prospectus supplement, NYCB may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of its assets to any corporation, provided that:

•	the resulting corporation, if other than NYCB, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

(1)	pay or deliver the principal or maturity consideration of, and any premium, or interest on, the junior subordinated debentures; and

(2)	perform and observe all of our other obligations under the indenture; and

•	neither NYCB nor any successor corporation, as the case may be, is, immediately after any consolidation or merger, is in default under the indenture.

The indenture does not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indenture does not contain any provision which would protect the holders of the junior subordinated debentures against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Events of Default, Waiver and Notice

The indenture provides that the following are events of default relating to the junior subordinated debentures:

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•	default in the payment of the principal of, or premium, if any, on, any junior subordinated debenture when due;

•	default in the payment of any interest on any junior subordinated debenture when due, which continues for 30 days; provided, however, that a valid extension of an interest payment by NYCB will not constitute an event of default;

•	default in the performance of any other covenant or obligation in respect of the junior subordinated debenture, which continues for 90 days after written notice; and

•	specified events of bankruptcy, insolvency or reorganization of NYCB or, with certain exceptions, the applicable trust.

If an indenture event of default occurs and is continuing, the debenture trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately.

The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee. The majority holders may not waive a principal payment default on the junior subordinated debentures, which has become due solely by acceleration.

The holders of a majority in principal amount of the junior subordinated debentures of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the indenture or exercising any trust or power conferred on the debenture trustee with respect to that series, provided that any direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the debenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the debenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

The indenture requires the annual filing by NYCB with the debenture trustee of a certificate as to the absence of certain defaults under the indenture.

The debenture trustee may withhold notice of any event of default from the holders of the junior subordinated debentures, except in the payment of principal, interest or premium, if the debenture trustee considers it in the interest of those holders to do so.

Distribution of the Junior Subordinated Debentures

Under circumstances discussed more fully in the prospectus supplement involving the dissolution of a trust, after satisfaction of liabilities to creditors of the trust, junior subordinated debentures may be distributed to the holders of the trust securities in liquidation of that trust. See “Description of the Preferred Securities—Distribution of the Junior Subordinated Debentures” in the accompanying prospectus supplement.

Modification of the Indenture

Modifications and amendments to the indenture may be made by NYCB and the debenture trustee with the consent of the holders of a majority in aggregate principal amount of the junior subordinated debentures at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected:

•	modify the payment terms of the junior subordinated debentures; or

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•	reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by NYCB with any covenant or past default.

If the junior subordinated debentures are held by a trust or a trustee of a trust, the supplemental indenture will not be effective until the holders of at least a majority in aggregate stated liquidation amount of trust securities of that trust have consented to the supplemental indenture. However, if the consent of the holder of each outstanding junior subordinated debenture is required, the supplemental indenture will not be effective until each holder of the trust securities of that trust, has consented to the supplemental indenture.

We and the debenture trustee may also amend and modify the indenture without the consent of any holder under certain circumstances described in the indenture.

Defeasance and Discharge

The indenture provides that NYCB, at its option:

(1)	will be discharged from all obligations in respect of the junior subordinated debentures of a series, except for obligations to register the transfer or exchange of junior subordinated debentures, replace stolen, lost or mutilated junior subordinated debentures, maintain paying agencies and hold moneys for payment in trust; or

(2)	need not comply with specified restrictive covenants of the indenture;

in each case if NYCB deposits, in trust, money or U.S. government obligations in an amount sufficient to pay all the principal of, and interest and premium, if any, on, the junior subordinated debentures when those payments are due.

To exercise any such option, NYCB is required to deliver an opinion of counsel that:

•	the deposit and related defeasance would not cause the holders of the junior subordinated debentures of that series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a discharge pursuant to clause (1) above, the opinion will be accompanied by a private letter ruling to that effect received by NYCB from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and

•	if listed on any national securities exchange, the junior subordinated debentures would not be delisted from that exchange as a result of the exercise of the defeasance option.

Governing Law

The indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

The Debenture Trustee

The debenture trustee provides trust services to us and our affiliates in connection with certain trust preferred securities that currently are outstanding.

The occurrence of any default under either of the indenture or the senior or subordinated indentures between NYCB and the debenture trustee relating to NYCB’s senior and subordinated debt securities, which may also be issued under this registration statement, could create a conflicting interest for the debenture trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the debenture trustee has acquired a conflicting interest, the debenture trustee would generally be required by the Trust Indenture Act to

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eliminate the conflicting interest or resign as debenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture or with respect to the junior subordinated debentures issued under the indenture. If the debenture trustee resigns, NYCB is required to promptly appoint a successor debenture trustee with respect to the affected securities.

The Trust Indenture Act also imposes certain limitations on the right of the debenture trustee, as a creditor of NYCB, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any cash claim or otherwise. The debenture trustee will be permitted to engage in other transactions with NYCB, provided that if it acquires a conflicting interest within the meaning of section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED

DEBENTURES AND THE PREFERRED SECURITIES GUARANTEES

As set forth in the declaration, the sole purposes of the trusts are to issue the trust securities and to invest the proceeds from that issuance and sale in the junior subordinated debentures.

As long as payments of interest and other payments are made by NYCB when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

•	the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

•	under the indenture, NYCB will pay, and the trusts will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trusts, other than those relating to the trust securities; and

•	the declaration further provides that the NYCB trustees may not cause or permit the trusts to engage in any activity that is not consistent with the purposes of the trusts.

Payments of distributions, to the extent there are available funds, and other payments due on the preferred securities, to the extent there are available funds, are guaranteed by NYCB to the extent described in this prospectus. If NYCB does not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the preferred securities. Each preferred securities guarantee is a subordinated guarantee in relation to the preferred securities. The preferred securities guarantee does not apply to any payment or distributions unless the trust has sufficient funds for the payment of those distributions. See “Description of the Preferred Securities Guarantees.”

The preferred securities guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that NYCB has made a payment of interest or principal or other payments on the junior subordinated debentures. The preferred securities guarantee, when taken together with NYCB’s obligations under the junior subordinated debentures and the indenture and its obligations under the declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the preferred securities.

If NYCB fails to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the declaration allows the holders of the preferred securities to direct the property trustee to enforce its rights under the junior subordinated debentures. If the property trustee fails to enforce these rights, to the fullest extent permitted by law, any holder of preferred securities may directly sue NYCB to enforce these rights without first suing the property trustee or any other person or entity. See

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“Description of the Preferred Securities—Book Entry Only Issuance—The Depository Trust Company” and “—Voting Rights” in the accompanying prospectus supplement.

A holder of preferred securities may institute a direct action if a declaration event of default has occurred and is continuing and that event is attributable to the failure of NYCB to pay interest or principal on the junior subordinated debentures on the date the interest or principal is otherwise payable. A direct action may be brought without first (1) directing the property trustee to enforce the terms of the junior subordinated debentures or (2) suing NYCB to enforce the property trustee’s rights under the junior subordinated debentures. In connection with that direct action, NYCB will be subrogated to the rights of the holder of preferred securities under the declaration to the extent of any payment made by NYCB to that holder of preferred securities. Consequently, NYCB will be entitled to payment of amounts that a holder of preferred securities receives in respect of an unpaid distribution to the extent that the holder receives or has already received full payment relating to that unpaid distribution from a trust.

NYCB acknowledges that the guarantee trustee will enforce the preferred securities guarantee on behalf of the holders of the preferred securities. If NYCB fails to make payments under the preferred securities guarantee, the preferred securities guarantee allows the holders of the preferred securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the preferred securities guarantee, any holder of preferred securities may directly sue NYCB to enforce the guarantee trustee’s rights under the preferred securities guarantee. The holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of preferred securities may also directly sue NYCB to enforce the holder’s right to receive payment under the preferred securities guarantee. The holder need not first (1) direct the guarantee trustee to enforce the terms of the preferred securities guarantee or (2) sue the trust or any other person or entity.

NYCB and the trusts believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by NYCB of payments due on the preferred securities. See “Description of the Preferred Securities Guarantees—General.”

PLAN OF DISTRIBUTION

NYCB and the trusts may sell units consisting of warrants issued by NYCB and preferred securities of the trust (which include the preferred security guarantee), which under certain circumstances would be exchanged for junior subordinated debentures of NYCB:

•	directly to purchasers;

•	through agents; or

•	through underwriters or dealers.

Offers or sales of those securities may include secondary market transactions by affiliates of NYCB.

Offers to purchase preferred securities may be solicited directly by NYCB and/or the trust, as the case may be, or by agents designated by NYCB and/or any trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the preferred securities in respect of which this prospectus is delivered will be named, and any commissions payable by NYCB to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agency will be acting on a best efforts basis for the period of its appointment which is ordinarily five business days or less. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for NYCB in the ordinary course of business.

If an underwriter or underwriters are utilized in the sale, NYCB will execute an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the

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transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make releases of the preferred securities in respect of which this prospectus is delivered to the public.

If a dealer is utilized in the sale of the preferred securities in respect of which this prospectus is delivered, NYCB and/or any trust, as the case may be, will sell those preferred securities to the dealer, as principal. The dealer may then resell those preferred securities to the public at varying prices to be determined by that dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement. Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by NYCB and/or the any, as the case may be, against certain liabilities, including liabilities under the Securities Act.

Underwriters, agents or their controlling persons may engage in transactions with and perform services for NYCB in the ordinary course of business.

Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

LEGAL MATTERS

Certain matters of Delaware law relating to the validity of the preferred securities and the formation of the trusts will be passed upon by Morris, James, Hitchens & Williams LLP, Wilmington, Delaware, special Delaware counsel to NYCB and the trusts. The validity of the junior subordinated debentures and the preferred securities guarantee and certain matters relating thereto will be passed upon for NYCB and certain United States federal income tax matters will be passed upon for NYCB and the trusts by Muldoon Murphy & Faucette LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of NYCB and subsidiaries as of December 31, 2002 and December 31, 2001 and for each of the years in the three-year period ended December 31, 2002 have been incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The Report of KPMG LLP refers to changes, in 2002, as NYCB adopted the provisions of Statement of Financial Accounting Standard No.142, “Goodwill and Other Intangibles.” The report of KPMG also refers to changes in 2001, as the Company adopted the provisions of Statement of Financial Accounting Standard No. 141, “Business Combinations.”

29

[Logo]

New York Community Bancorp, Inc.

New York Community Capital Trust I

New York Community Capital Trust II

New York Community Capital Trust III

New York Community Capital Trust IV

New York Community Capital Trust VI

Units

Prospectus

•, 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Filing Fee for Registration Statement	$48,540
Listing Fees	25,000
Legal Fees and Expenses	150,000
Accounting Fees and Expenses	50,000
Printing and Engraving Fees	75,000
Trustee’s expenses	20,000
Fees of rating agencies	150,000
Miscellaneous	5,000

Total	$523,540

Item 15.    Indemnification of Directors and Officers.

NYCB’s Amended and Restated Certificate of Incorporation, Article 10, provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding, by reason of the fact that he or she is or was a director or an officer of NYCB or is or was serving at the request of NYCB as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by NYCB to the fullest extent authorized by the Delaware General Corporation Law (“DGCL”) against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that, except with respect to proceedings to enforce rights to indemnification, NYCB shall indemnify such person in connection with a proceeding initiated by such person only if such proceeding was authorized by NYCB’s board of directors. The DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. However, indemnity may not be granted in respect of a claim, issue or matter as to which a person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. NYCB’s Amended and Restated Certificate of Incorporation provides that such rights to indemnification are contract rights and that the expenses incurred by such person will be paid in advance of a final disposition of any proceeding, provided, however, that if required under the DGCL, an advancement of expenses incurred by a person in his or her capacity as a director or officer shall be made only upon delivery to NYCB of an undertaking, by or on behalf of such person, to repay the amounts so advanced if it shall ultimately be determined by final adjudication that such person is not entitled to be indemnified for such expenses under Article 10, Section B of NYCB’s Amended and Restated Certificate of Incorporation or otherwise.

With respect to possible indemnification of directors, officers and controlling persons of NYCB for liabilities arising under the Securities Act of 1933 (the “Act”) pursuant to such provisions, NYCB is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The Declaration of each Trust limits the liability to the Trust and certain other persons, and provides for the indemnification by the Trust or NYCB of the trustees, their officers, directors and employees and certain other persons.

Item 16.    Exhibits

1(a)	—

Form of Underwriting Agreement for any offering of securities (The form of such agreement for securities offered will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(a)	—	Form of Indenture for Senior Debt Securities.*

4(b)	—	Form of Note for Senior Debt Securities.*

4(c)	—	Form of Indenture for Subordinated Debt Securities.*

4(d)	—	Form of Note for Subordinated Debt Securities.*

4(e)(i)	—

Amended and Restated Certificate of Incorporation of New York Community Bancorp, Inc. (incorporated by reference to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Securities and Exchange Commission, Commission File No. 0-22278).

4(e)(ii)	—

Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Securities and Exchange Commission, Commission File No. 1-31565).

4(f)(i)	—	Certificate of Trust of New York Community Capital Trust I (incorporated by reference to Exhibit 4(f)(i) on Form S-3 filed with the Securities and Exchange Commission, Registration No. 333-86682).

4(f)(ii)	—	Certificate of Trust of New York Community Capital Trust II (incorporated by reference to Exhibit 4(f)(ii) on Form S-3 filed with the Securities and Exchange Commission, Registration No. 333-86682).

4(f)(iii)	—	Certificate of Trust of New York Community Capital Trust III (incorporated by reference to Exhibit 4(f)(iii) on Form S-3 filed with the Securities and Exchange Commission, Registration No. 333-86682).

4(f)(iv)	—	Certificate of Trust of New York Community Capital Trust IV (incorporated by reference to Exhibit 4(f)(iv) on Form S-3 filed with the Securities and Exchange Commission, Registration No. 333-86682).

4(f)(v)	—	Certificate of Trust of New York Community Capital Trust VI.*

4(g)(i)	—	Declaration of Trust of New York Community Capital Trust I (incorporated by reference to Exhibit 4(g)(i) on Form S-3 filed with the Securities and Exchange Commission, Registration No. 333-86682).

4(g)(ii)	—	Declaration of Trust of New York Community Capital Trust II (incorporated by reference to Exhibit 4(g)(ii) on Form S-3 filed with the Securities and Exchange Commission, Registration No. 333-86682).

4(g)(iii)	—	Declaration of Trust of New York Community Capital Trust III (incorporated by reference to Exhibit 4(g)(iii) on Form S-3 filed with the Securities and Exchange Commission, Registration No. 333-86682).

4(g)(iv)	—	Declaration of Trust of New York Community Capital Trust IV (incorporated by reference to Exhibit 4(g)(iv) on Form S-3 filed with the Securities and Exchange Commission, Registration No. 333-86682).

4(g)(v)	—	Declaration of Trust of New York Community Capital Trust VI.*

4(h)(i)	—	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Trust Preferred Securities.*

4(h)(ii)	—	Form of Amended and Restated Declaration of Trust to be used in connection with issuance of the Units of Trust Preferred Securities and Warrants.*

4(i)(i)	—	Form of Indenture relating to Junior Subordinated Deferrable Interest Debentures.*

4(i)(ii)	—	Form of Indenture relating to Junior Subordinated Deferrable Interest Debentures issued in connection with Units of Trust Preferred Securities and Warrants. *

4(j)	—	Form of First Supplemental Indenture to the Indenture relating to the Junior Subordinated Deferrable Interest Debentures issued in connection with Units of Trust Preferred Securities and Warrants.*

4(k)(i)	—	Form of Trust Preferred Security (included in Exhibit 4(h)(i)).*

4(k)(ii)	—	Form of Trust Preferred Security (included in Exhibit 4(h)(ii)) issued in connection with Units of Trust Preferred Securities and Warrants.*

4(l)(i)	—

Form of Junior Subordinated Deferrable Interest Debenture (The form of any Junior Subordinated Deferrable Interest Debenture will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(l)(ii)	—

Form of Junior Subordinated Deferrable Interest Debenture issued in connection with Units of Trust Preferred Securities and Warrants (The form of any Junior Subordinated Deferrable Interest Debenture issued in connection with Units will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(l)(iii)	—	Form of Warrant issued in connection with Units of Trust Preferred Securities and Warrants (included in Exhibit 4(p)).*

4(l)(iv)	—	Form of Unit Certificate issued in connection with Units of Trust Preferred Securities and Warrants (included in Exhibit 4(o)).*

4(1)(v)	—	Specimen Common Stock Certificate (incorporated by reference to Exhibits filed with the Registration Statement on Form S-1, Registration No. 33-66852).

4(m)(i)	—	Form of Trust Preferred Securities Guarantee relating to New York Community Capital Trust I.*

4(m)(ii)	—	Form of Trust Preferred Securities Guarantee relating to New York Community Capital Trust II.*

4(m)(iii)	—	Form of Trust Preferred Securities Guarantee relating to New York Community Capital Trust III.*

4(m)(iv)	—	Form of Trust Preferred Securities Guarantee relating to New York Community Capital Trust IV.*

4(m)(v)	—	Form of Trust Preferred Securities Guarantee relating to New York Community Capital Trust VI.*

4(m)(vi)	—	Form of Trust Preferred Securities Guarantee issued in connection with Units relating to New York Community Capital Trust I.*

4(m)(vii)	—	Form of Trust Preferred Securities Guarantee issued in connection with Units relating to New York Community Capital Trust II.*

4(m)(viii)	—	Form of Trust Preferred Securities Guarantee issued in connection with Units relating to New York Community Capital Trust III.*

4(m)(ix)	—	Form of Trust Preferred Securities Guarantee issued in connection with Units relating to New York Community Capital Trust IV.*

4(m)(x)	—	Form of Trust Preferred Securities Guarantee issued in connection with Units relating to New York Community Capital Trust VI.*

4(n)(i)	—

Shareholder Protection Rights Agreement, dated as of January 16, 1996 and amended on March 27, 2001 between New York Community Bancorp, Inc. and Register and Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4 of New York Community Bancorp, Inc.’s Form 8-A filed with the Securities and Exchange Commission on January 24, 1996, amended as reflected in Exhibit 4.2 to the Registration Statement on Form S-4 filed with the Commission on April 25, 2001).

4(n)(iii)	—

August 1, 2001 amendments to Shareholder Protection Rights Agreement, dated as of January 16, 1996 and amended on March 27, 2001, between New York Community Bancorp, Inc. and Register and Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4.3 to the Registration of Certain Classes of Securities on Form 8-A filed with the Securities and Exchange Commission on December 12, 2002).

4(o)	—

Form of Unit Agreement between New York Community Bancorp, Inc., New York Community Capital Trust I, II, III, IV or VI and Wilmington Trust Company as Warrant Agent, Property Trustee and Unit Agent in connection with Units of Trust Preferred Securities and Warrants.*

4(p)	—	Form of Warrant Agreement between New York Community Bancorp, Inc. and Wilmington Trust Company in connection with Units of Trust Preferred Securities and Warrants.*

4(q)	—

Form of Certificate of Designation for series of Preferred Stock (The form of any Certificate of Designation will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(r)	—	Form of Preferred Stock Certificate (The form of any certificate will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(s)	—	Form of Depositary Certificate (The form of any such certificate will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(t)	—	Form of Depositary Agreement (The form of any such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(u)	—	Form of Warrant (The form of any such warrant will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(v)	—	Form of Stock Purchase Contract Agreement (The form of any such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(w)	—	Form of Stock Purchase Contract Unit Agreement (The form of any such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

5(a)(i)	—

Opinion of Muldoon Murphy & Faucette LLP, as to legality of debt securities, common stock, preferred stock, warrants to purchase other securities, depositary shares, stock purchase contracts and stock purchase units, and units of such securities.*

5(b)(i)	—

Opinion of Morris, James, Hitchens & Williams LLP, as to legality of the Trust Preferred Securities – New York Community Capital Trust I (such Opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

5(b)(ii)	—

Opinion of Morris, James, Hitchens & Williams LLP, as to legality of the Trust Preferred Securities – New York Community Capital Trust II (such Opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

5(b)(iii)	—

Opinion of Morris, James, Hitchens & Williams LLP, as to legality of the Trust Preferred Securities – New York Community Capital Trust III (such Opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

5(b)(iv)	—

Opinion of Morris, James, Hitchens & Williams LLP, as to legality of the Trust Preferred Securities – New York Community Capital Trust IV (such Opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

5(b)(v)	—

Opinion of Morris, James, Hitchens & Williams LLP, as to legality of the Trust Preferred Securities – New York Community Capital Trust VI (such Opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

12	—	Computation of Consolidated Ratio of Earnings to Fixed Charges.*

23(a)	—	Consent of KPMG LLP.*

23(b)	—	Consent of Muldoon Murphy & Faucette LLP (included in Exhibit 5(a)).*

23(c)	—	Consents of Morris, James, Hitchens & Williams LLP (included in Exhibits 5(b)(i)-(v)).*

24(a)	—	Power of Attorney of certain officers and directors of New York Community Bancorp, Inc. (included on the signature pages herewith).*

25(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Indenture for Senior Debt Securities.*

25(b)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Indenture for Subordinated Debt Securities.*

25(c)	—

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Junior Subordinated Deferrable Interest Debenture Indenture in connection with issuances of preferred securities by New York Community Capital Trust I, New York Community Capital Trust II, New York Community Capital Trust III, New York Community Capital Trust IV and New York Community Capital Trust VI.*

25(d)	—

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Junior Subordinated Deferrable Interest Debenture Indenture in connection with issuances of preferred securities (as part of Units) by New York Community Capital Trust I, New York Community Capital Trust II, New York Community Capital Trust III, New York Community Capital Trust IV and New York Community Capital Trust VI.*

25(e)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Declaration of Trust of New York Community Capital Trust I.*

25(f)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Declaration of Trust of New York Community Capital Trust II.*

25(g)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Declaration of Trust of New York Community Capital Trust III.*

25(h)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Declaration of Trust of New York Community Capital Trust IV.*

25(i)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Declaration of Trust of New York Community Capital Trust VI.*

25 (j)	—

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York Community Capital Trust I.*

25(k)	—

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York Community Capital Trust II.*

25(l)	—

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York Community Capital Trust III.*

25(m)	—

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York Community Capital Trust IV.*

25(n)	—

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York Community Capital Trust VI.*

*	filed herewith

Item 17.    Undertakings

The undersigned registrants hereby undertake:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake that:

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus file by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westbury, and the State of New York, on May 16, 2003.

NEW YORK COMMUNITY BANCORP, INC.

By:	/s/ JOSEPH R. FICALORA
Joseph R. Ficalora President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Joseph R. Ficalora and Thomas R. Cangemi, or any of them, acting alone, as his or her true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed by the following persons in the capacities indicated on May 16, 2003.

Signature	Title

/s/ JOSEPH R. FICALORA Joseph R. Ficalora	President and Chief Executive Officer

/s/ MICHAEL F. MANZULLI Michael F. Manzulli	Chairman of the Board

/s/ ROBERT WANN Robert Wann	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ DONALD M. BLAKE Donald M. Blake	Director

/s/ ANTHONY E. BURKE Anthony E. Burke	Director

/s/ DOMINICK CIAMPA Dominick Ciampa	Director

/s/ ROBERT S. FARRELL Robert S. Farrell	Director

/s/ DR. WILLIAM C. FREDERICK Dr. William C. Frederick	Director

Signature	Title

/s/ MAX L. KUPFERBERG Max L. Kupferberg	Director

/s/ HOWARD C. MILLER Howard C. Miller	Director

/s/ JOHN A. PILESKI John A. Pileski	Director

Pursuant to the requirements of the Securities Act of 1933, each Trust has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westbury, and the State of New York, on May 16, 2003.

New York Community Capital Trust I

New York Community Capital Trust II

New York Community Capital Trust III

New York Community Capital Trust IV

New York Community Capital Trust VI

By:	/s/ JOSEPH R. FICALORA
Joseph R. Ficalora Administrative Trustee

By:	/s/ ROBERT WANN
Robert Wann Administrative Trustee

By:	/s/ THOMAS R. CANGEMI
Thomas R. Cangemi Administrative Trustee

INDEX TO EXHIBITS

Exhibits

1(a)	—	Form of Underwriting Agreement for any offering of securities. (The form of such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(a)	—	Form of Indenture for Senior Debt Securities. *

4(b)	—	Form of Note for Senior Debt Securities. *

4(c)	—	Form of Indenture for Subordinated Debt Securities. *

4(d)	—	Form of Note for Subordinated Debt Securities. *

4(e)(i)	—

Amended and Restated Certificate of Incorporation of New York Community Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed with the Securities and Exchange Commission, Commission File No. 0-22278).

4(e)(ii)

Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Securities and Exchange Commission, Commission File No. 1-31565).

4(f)(i)	—	Certificate of Trust of New York Community Capital Trust I (incorporated by reference to Exhibit 4(f)(i) on Form S-3 filed with the Securities and Exchange Commission, Registration No. 333-86682).

4(f)(ii)	—	Certificate of Trust of New York Community Capital Trust II (incorporated by reference to Exhibit 4(f)(ii) on Form S-3 filed with the Securities and Exchange Commission, Registration No. 333-86682).

4(f)(iii)	—	Certificate of Trust of New York Community Capital Trust III (incorporated by reference to Exhibit 4(f)(iii) on Form S-3 filed with the Securities and Exchange Commission, Registration No. 333-86682).

4(f)(iv)	—	Certificate of Trust of New York Community Capital Trust IV (incorporated by reference to Exhibit 4(f)(iv) on Form S-3 filed with the Securities and Exchange Commission, Registration No. 333-86682).

4(f)(v)	—	Certificate of Trust of New York Community Capital Trust VI.*

4(g)(i)	—	Declaration of Trust of New York Community Capital Trust I (incorporated by reference to Exhibit 4(g)(i) on Form S-3 filed with the Securities and Exchange Commission, Registration No. 333-86682).

4(g)(ii)	—	Declaration of Trust of New York Community Capital Trust II (incorporated by reference to Exhibit 4(g)(ii) on Form S-3 filed with the Securities and Exchange Commission, Registration No. 333-86682).

4(g)(iii)	—	Declaration of Trust of New York Community Capital Trust III (incorporated by reference to Exhibit 4(g)(iii) on Form S-3 filed with the Securities and Exchange Commission, Registration No. 333-86682).

4(g)(iv)	—	Declaration of Trust of New York Community Capital Trust IV (incorporated by reference to Exhibit 4(g)(iv) on Form S-3 filed with the Securities and Exchange Commission, Registration No. 333-86682).

4(g)(v)	—	Declaration of Trust of New York Community Capital Trust VI.*

4(h)(i)	—	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Trust Preferred Securities.*

4(h)(ii)	—	Form of Amended and Restated Declaration of Trust to be used in connection with issuance of the Units of Trust Preferred Securities and Warrants.*

Exhibits

4(i)(i)	—	Form of Indenture relating to Junior Subordinated Deferrable Interest Debentures.*

4(i)(ii)	—	Form of Indenture relating to Junior Subordinated Deferrable Interest Debentures issued in connection with Units of Trust Preferred Securities and Warrants. *

4(j)	—	Form of First Supplemental Indenture to the Indenture relating to the Junior Subordinated Deferrable Interest Debentures issued in connection with Units.*

4(k)(i)	—	Form of Trust Preferred Security (included in Exhibit 4(h)(i)).*

4(k)(ii)	—	Form of Trust Preferred Security (included in Exhibit 4(h)(ii)) issued in connection with Units of Preferred Securities and Warrants.*

4(l)(i)	—	Form of Junior Subordinated Deferrable Interest Debenture (included in Exhibit 4(i)(i)).*

4(l)(i)	—

Form of Junior Subordinated Deferrable Interest Debenture (The form of any Junior Subordinated Deferrable Interest Debenture will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(l)(ii)	—

Form of Junior Subordinated Deferrable Interest Debenture issued in connection with Units of Trust Preferred Securities and Warrants (The form of any Junior Subordinated Deferrable Interest Debenture issued in connection with Units will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(i)(iii)	—	Form of Warrant issued in connection with Units of Trust Preferred Securities and Warrants (included in Exhibit 4(p)).*

4(l)(iv)	—	Form of Unit Certificate issued in connection with Units of Trust Preferred Securities and Warrants (included in Exhibit 4(o))*

4(1)(v)	—	Specimen Common Stock Certificate (incorporated by reference to Exhibits filed with the Registration Statement on Form S-1, Registration No. 33-66852).

4(m)(i)	—	Form of Trust Preferred Securities Guarantee relating to New York Community Capital Trust I.*

4(m)(ii)	—	Form of Trust Preferred Securities Guarantee relating to New York Community Capital Trust II.*

4(m)(iii)	—	Form of Trust Preferred Securities Guarantee relating to New York Community Capital Trust III.*

4(m)(iv)	—	Form of Trust Preferred Securities Guarantee relating to New York Community Capital Trust IV.*

4(m)(v)	—	Form of Trust Preferred Securities Guarantee relating to New York Community Capital Trust VI.*

4(m)(vi)	—	Form of Trust Preferred Securities Guarantee issued in connection with Units relating to New York Community Capital Trust I.*

4(m)(vii)	—	Form of Trust Preferred Securities Guarantee issued in connection with Units relating to New York Community Capital Trust II.*

4(m)(viii)	—	Form of Trust Preferred Securities Guarantee issued in connection with Units relating to New York Community Capital Trust III.*

4(m)(ix)	—	Form of Trust Preferred Securities Guarantee issued in connection with Units relating to New York Community Capital Trust IV.*

4(m)(x)	—	Form of Trust Preferred Securities Guarantee issued in connection with Units relating to New York Community Capital Trust VI.*

4(n)(i)	—

Shareholder Protection Rights Agreement, dated as of January 16, 1996 and amended on March 27, 2001 between New York Community Bancorp, Inc. and Register and Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4 of New York Community Bancorp, Inc.’s Form 8-A filed with the Securities and Exchange Commission on January 24, 1996, amended as reflected in Exhibit 4.2 to the Registration Statement on Form S-4 filed with the Commission on April 25, 2001).

Exhibits

4(n)(ii)	—

August 1, 2001 amendments to Shareholder Protection Rights Agreement, dated as of January 16, 1996 and amended on March 27, 2001, between New York Community Bancorp, Inc. and Register and Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4.3 to the Registration of Certain Classes of Securities on Form 8-A filed with the Securities and Exchange Commission on December 12, 2002).

4(o)	—

Form of Unit Agreement between New York Community Bancorp, Inc., New York Community Capital Trust I, II, III, IV or VI and Wilmington Trust Company as Warrant Agent, Property Trustee and Unit Agent in connection with Units of Trust Preferred Securities and Warrants.*

4(p)	—	Form of Warrant Agreement between New York Community Bancorp, Inc. and Wilmington Trust Company in connection with Units of Trust Preferred Securities and Warrants.*

4(q)	—

Form of Certificate of Designation for series of Preferred Stock (The form of any Certificate of Designation will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(r)	—	Form of Preferred Stock Certificate (The form of any certificate will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(s)	—	Form of Depositary Certificate (The form of any such certificate will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(t)	—	Form of Depositary Agreement (The form of any such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(u)	—	Form of Warrant (The form of any such warrant will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(v)	—	Form of Stock Purchase Contract Agreement (The form of any such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(w)	—	Form of Stock Purchase Contract Unit Agreement (The form of any such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

5(a)(i)	—

Opinion of Muldoon Murphy & Faucette LLP, as to legality of debt securities, common stock, preferred stock, warrants to purchase other securities, depositary shares, stock purchase contracts and stock purchase units, and units of such securities.*

5(b)(i)	—

Opinion of Morris, James, Hitchens & Williams LLP, as to legality of the Trust Preferred Securities – New York Community Capital Trust I (such Opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

5(b)(ii)	—

Opinion of Morris, James, Hitchens & Williams LLP, as to legality of the Trust Preferred Securities – New York Community Capital Trust II (such Opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

5(b)(iii)	—

Opinion of Morris, James, Hitchens & Williams LLP, as to legality of the Trust Preferred Securities – New York Community Capital Trust III (such Opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

5(b)(iv)	—

Opinion of Morris, James, Hitchens & Williams LLP, as to legality of the Trust Preferred Securities – New York Community Capital Trust IV (such Opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

5(b)(v)	—

Opinion of Morris, James, Hitchens & Williams LLP, as to legality of the Trust Preferred Securities – New York Community Capital Trust VI (such Opinion will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

12	—	Computation of Consolidated Ratio of Earnings to Fixed Charges.*

23(a)	—	Consent of KPMG LLP.*

23(b)	—	Consent of Muldoon Murphy & Faucette LLP (included in Exhibit 5(a)).*

23(c)	—	Consents of Morris, James, Hitchens & Williams LLP (included in Exhibits 5(b)(i)-(v)).*

Exhibits

24(a)	—	Power of Attorney of certain officers and directors of New York Community Bancorp, Inc. (included on the signature pages herewith).*

25(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Indenture For Senior Debt Securities.*

25(b)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Indenture for Subordinated Debt Securities.*

25(c)	—

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Junior Subordinated Deferrable Interest Debenture Indenture in connection with issuances of preferred securities by New York Community Capital Trust I, New York Community Capital Trust II, New York Community Capital Trust III, New York Community Capital Trust IV and New York Community Capital Trust VI.*

25(d)	—

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Junior Subordinated Deferrable Interest Debenture Indenture in connection with issuances of preferred securities (as part of Units) by New York Community Capital Trust I, New York Community Capital Trust II, New York Community Capital Trust III, New York Community Capital Trust IV and New York Community Capital Trust VI.*

25(e)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Declaration of Trust of New York Community Capital Trust I.*

25(f)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Declaration of Trust of New York Community Capital Trust II.*

25(g)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Declaration of Trust of New York Community Capital Trust III.*

25(h)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Declaration of Trust of New York Community Capital Trust IV.*

25(i)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Declaration of Trust of New York Community Capital Trust VI.*

25(j)	—

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York Community Capital Trust I.*

25(k)	—

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York Community Capital Trust II.*

25(l)	—

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York Community Capital Trust III.*

25(m)	—

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York Community Capital Trust IV.*

25(n)	—

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee relating to New York Community Capital Trust VI.*

*	filed herewith